                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-131630

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 27, 2006)
                                  $445,727,100
                                  (APPROXIMATE)
                                   CWALT, INC.
                                    DEPOSITOR

                          (COUNTRYWIDE HOME LOANS LOGO)
                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                        ALTERNATIVE LOAN TRUST 2006-HY11
                                 ISSUING ENTITY
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY11
              DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MAY 25, 2006

                                 --------------
The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:



--------------------------------------------------------------------------------------------------------------
                  INITIAL CLASS          PASS-THROUGH                     INITIAL CLASS          PASS-THROUGH
              CERTIFICATE BALANCE(1)       RATE(2)                    CERTIFICATE BALANCE(1)       RATE(2)
--------------------------------------------------------------------------------------------------------------
Class A-1     $          379,787,000       Floating     Class M-5     $            1,568,000       Floating
--------------------------------------------------------------------------------------------------------------
Class A-2     $           42,198,000       Floating     Class M-6     $            1,568,000       Floating
--------------------------------------------------------------------------------------------------------------
Class A-R     $                  100       Floating     Class M-7     $            1,568,000       Floating
--------------------------------------------------------------------------------------------------------------
Class M-1     $            3,808,000       Floating     Class M-8     $            1,568,000       Floating
--------------------------------------------------------------------------------------------------------------
Class M-2     $            3,136,000       Floating     Class M-9     $            1,568,000       Floating
--------------------------------------------------------------------------------------------------------------
Class M-3     $            3,360,000       Floating     Class M-10    $            2,240,000       Floating
--------------------------------------------------------------------------------------------------------------
Class M-4     $            1,568,000       Floating     Class M-11    $            1,790,000       Floating
--------------------------------------------------------------------------------------------------------------







 CONSIDER         (1) This amount is subject to a permitted variance in the
 CAREFULLY THE        aggregate of plus or minus 5%.
 RISK FACTORS
 BEGINNING ON     (2) The classes of certificates offered by this
 PAGE S-17 IN         prospectus supplement are listed, together with the
 THIS                 method of calculating their pass-through rates and
 PROSPECTUS           their initial ratings, in the tables under
 SUPPLEMENT AND       "Summary -- Description of the Certificates" on page
 ON PAGE 2 IN         S-5 of this prospectus supplement.
 THE
 PROSPECTUS.      This prospectus supplement and the accompanying
                  prospectus relate only to the offering of the
 The              certificates listed above and not to the other classes of
 certificates     certificates that will be issued by the issuing entity.
 represent        The certificates represent interests in a pool consisting
 obligations of   of 30-year conventional, hybrid adjustable rate mortgage
 the issuing      loans secured by first liens on one- to four-family
 entity only      residential properties.
 and do not
 represent an     Credit enhancement for the offered certificates consists
 interest in or   of:
 obligation of
 CWALT, Inc.,     - Overcollateralization,
 Countrywide
 Home Loans,      - Excess Cashflow, and
 Inc. or any of
 their            - Subordination.
 affiliates.
                  The credit enhancement for each class of certificates
 This             varies. Not all credit enhancement is available for every
 prospectus       class. The credit enhancement for the certificates is
 supplement may   described in more detail in this prospectus supplement.
 be used to
 offer and sell   The offered certificates (other than the Class A-R
 the offered      Certificates) will have the benefit of a swap contract.
 certificates     Additionally, the Class A-1 Certificates will have the
 only if          benefit of a second, separate swap contract.
 accompanied by
 the
 prospectus.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Deutsche Bank Securities Inc. will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $446,585,982, plus accrued interest, before deducting expenses. The offered certificates will be purchased by Deutsche Bank Securities Inc. on or about April 28, 2006. See "Method of Distribution" in this prospectus supplement.


                            DEUTSCHE BANK SECURITIES
April 27, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                      -----
Summary ................................................................     S-4
Summary of Transaction Parties .........................................    S-17
Risk Factors ...........................................................    S-18
The Mortgage Pool ......................................................    S-28
   General .............................................................    S-28
   Assignment of the Mortgage Loans ....................................    S-48
   Underwriting Process ................................................    S-49
Servicing of Mortgage Loans ............................................    S-55
   General .............................................................    S-55
   Countrywide Home Loans Servicing LP. ................................    S-55
   Countrywide Home Loans ..............................................    S-56
   Mortgage Loan Production ............................................    S-56
   Loan Servicing ......................................................    S-57
   Collection Procedures ...............................................    S-58
   Servicing Compensation and Payment of Expenses ......................    S-58
   Adjustment to Servicing Compensation in Connection with Certain
      Prepaid Mortgage Loans ...........................................    S-58
   Advances ............................................................    S-59
   Certain Modifications and Refinancings ..............................    S-60
The Issuing Entity .....................................................    S-60
Static Pool Data .......................................................    S-60
Description of the Certificates ........................................    S-61
   General .............................................................    S-61
   Calculation of Class Certificate Balance ............................    S-62
   Book-Entry Certificates; Denominations ..............................    S-62
   Payments on Mortgage Loans; Accounts ................................    S-63
   The Supplemental Interest Trust .....................................    S-65
   Investments of Amounts Held in Accounts .............................    S-66
   Fees and Expenses ...................................................    S-67
   Distributions .......................................................    S-69
   Interest ............................................................    S-70
   Principal ...........................................................    S-73
   Residual Certificates ...............................................    S-77
   Overcollateralization Provisions ....................................    S-77
   The Swap Contracts ..................................................    S-78
   Calculation of One-Month LIBOR ......................................    S-84
   Carryover Reserve Fund ..............................................    S-84
   Applied Realized Loss Amounts .......................................    S-85
   Reports to Certificateholders .......................................    S-85
   Structuring Assumptions .............................................    S-86
   Optional Purchase of Defaulted Loans ................................    S-89
   Optional Termination ................................................    S-89
   Events of Default; Remedies .........................................    S-90
   Certain Matters Regarding the Master Servicer, the Depositor, the
      Sellers and the NIM Insurer ......................................    S-90
   The Trustee .........................................................    S-90
   Voting Rights .......................................................    S-92
   Restrictions on Transfer of the Class A-R Certificates ..............    S-92
   Ownership of the Residual Certificates ..............................    S-92
   Restrictions on Investment, Suitability Requirements ................    S-92
   Rights of the NIM Insurer Under the Pooling and Servicing
      Agreement ........................................................    S-92
Yield, Prepayment and Maturity Considerations ..........................    S-93
   Prepayment Considerations and Risks .................................    S-93
   Weighted Average Lives of the Offered Certificates ..................    S-95
   Decrement Tables ....................................................    S-95
   Last Scheduled Distribution Date ....................................   S-102
Use of Proceeds ........................................................   S-102
Legal Proceedings ......................................................   S-102
Material Federal Income Tax Consequences ...............................   S-102
   Taxation of the REMIC Regular Interest Components of the Regular
      Certificates .....................................................   S-103
   Net Rate Carryover ..................................................   S-104
   Residual Certificates ...............................................   S-105
Other Taxes ............................................................   S-106
ERISA Considerations ...................................................   S-106
Method of Distribution .................................................   S-108
Legal Matters ..........................................................   S-109
Ratings ................................................................   S-109
Index of Defined Terms .................................................   S-111

PROSPECTUS                                                                  PAGE
----------                                                                  ----
Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement ...................................      1
Risk Factors ............................................................      2
The Trust Fund ..........................................................     12
Use of Proceeds .........................................................     24
The Depositor ...........................................................     24
Loan Program ............................................................     25
Static Pool Data ........................................................     27
Description of the Securities ...........................................     28
Credit Enhancement ......................................................     43
Yield, Maturity and Prepayment Considerations ...........................     49
The Agreements ..........................................................     52
Certain Legal Aspects of the Loans ......................................     71
Material Federal Income Tax Consequences ................................     79
Other Tax Considerations ................................................    100
ERISA Considerations ....................................................    100
Legal Investment ........................................................    103
Method of Distribution ..................................................    104
Legal Matters ...........................................................    105
Financial Information ...................................................    105
Rating ..................................................................    105
Index to Defined Terms ..................................................    107

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

Alternative Loan Trust 2006-HY11, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP

See "Servicing of Mortgage Loans -- Countrywide Home Loans Servicing LP" in this prospectus supplement.

TRUSTEE

The Bank of New York

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT OFF DATE

For any mortgage loan, the later of April 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about April 28, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties. The mortgage loans have an aggregate principal balance of approximately $447,967,366 as of the cut-off date. The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed.

The statistical information presented in this prospectus supplement is as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                  $447,967,366
Geographic Concentrations in excess of 10%:
   California                                               33.30%
   Florida                                                  11.19%
Weighted Average Original LTV Ratio                         76.43%
Weighted Average Current Mortgage Rate                      6.517%
Range of Current Mortgage Rates                   4.250% to 8.875%
Average Current Principal Balance                        $247,359
Range of Current Principal Balances           $27,750 to $713,000
Weighted Average Remaining Term to Maturity            360 months
Weighted Average FICO Credit Score                            709
Weighted Average Gross Margin                               2.274%
Weighted Average Maximum Mortgage Rate                     11.564%
Weighted Average Minimum Mortgage Rate                      2.274%

See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue sixteen classes of certificates, fourteen of which are offered by this prospectus supplement and the accompanying prospectus:

                 INITIAL                                   INITIAL
                  CLASS                                     RATING     INITIAL
               CERTIFICATE                                (MOODY'S)    RATING
   CLASS       BALANCE (1)                 TYPE              (2)      (S&P)(2)
   -----      ------------   --------------------------   ---------   --------
OFFERED CERTIFICATES

Class A-1     $379,787,000      Senior/ Super Senior/        Aaa         AAA
                             Floating Pass-Through Rate
Class A-2     $ 42,198,000    Senior/ Support/ Floating      Aaa         AAA
                                  Pass-Through Rate
Class A-R     $        100      Senior/REMIC Residual        Aaa         AAA
Class M-1     $  3,808,000      Subordinate/ Floating        Aa1         AAA
                                  Pass-Through Rate
Class M-2     $  3,136,000      Subordinate/ Floating        Aa1         AA+
                                  Pass-Through Rate
Class M-3     $  3,360,000      Subordinate/ Floating        Aa2          AA
                                  Pass-Through Rate
Class M-4     $  1,568,000      Subordinate/ Floating        Aa3         AA-
                                  Pass-Through Rate
Class M-5     $  1,568,000      Subordinate/ Floating         A1         AA-
                                  Pass-Through Rate
Class M-6     $  1,568,000      Subordinate/ Floating         A2          A+
                                  Pass-Through Rate
Class M-7     $  1,568,000      Subordinate/ Floating         A3          A+
                                  Pass-Through Rate
Class M-8     $  1,568,000      Subordinate/ Floating        Baa1         A
                                  Pass-Through Rate
Class M-9     $  1,568,000      Subordinate/ Floating        Baa2         A
                                  Pass-Through Rate
Class M-10    $  2,240,000      Subordinate/ Floating        Baa3        BBB-
                                  Pass-Through Rate
Class M-11    $  1,790,000      Subordinate/ Floating        N/R         BBB-
                                  Pass-Through Rate
NON-OFFERED CERTIFICATES (3)

Class P (4)   $        100       Prepayment Charges           NR          NR

Class C                N/A            Residual                NR          NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class P and Class C Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(3) The Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans with prepayment charges.

The certificates also will have the following characteristics:

             PASS-THROUGH RATE
                ON OR BEFORE     PASS-THROUGH RATE
                  OPTIONAL         AFTER OPTIONAL    ACCRUAL   INTEREST ACCRUAL
   CLASS      TERMINATION DATE    TERMINATION DATE    PERIOD       CONVENTION
   -----     -----------------   -----------------   -------   ----------------
OFFERED CERTIFICATES

Class A-1    LIBOR + 0.120%(1)   LIBOR + 0.240%(1)     (3)       Actual/360(4)
Class A-2    LIBOR + 0.280%(2)   LIBOR + 0.560%(2)     (3)       Actual/360(4)
Class A-R           (5)                 (5)            (6)         30/360(7)
Class M-1    LIBOR + 0.360%(2)   LIBOR + 0.540%(2)     (3)       Actual/360(4)
Class M-2    LIBOR + 0.380%(2)   LIBOR + 0.570%(2)     (3)       Actual/360(4)
Class M-3    LIBOR + 0.400%(2)   LIBOR + 0.600%(2)     (3)       Actual/360(4)
Class M-4    LIBOR + 0.420%(2)   LIBOR + 0.630%(2)     (3)       Actual/360(4)
Class M-5    LIBOR + 0.520%(2)   LIBOR + 0.780%(2)     (3)       Actual/360(4)
Class M-6    LIBOR + 0.530%(2)   LIBOR + 0.795%(2)     (3)       Actual/360(4)
Class M-7    LIBOR + 0.600%(2)   LIBOR + 0.900%(2)     (3)       Actual/360(4)
Class M-8    LIBOR + 1.100%(2)   LIBOR + 1.650%(2)     (3)       Actual/360(4)
Class M-9    LIBOR + 1.250%(2)   LIBOR + 1.875%(2)     (3)       Actual/360(4)
Class M-10   LIBOR + 2.250%(2)   LIBOR + 3.375%(2)     (3)       Actual/360(4)
Class M-11   LIBOR + 2.250%(2)   LIBOR + 3.375%(2)     (3)       Actual/360(4)

NON-OFFERED CERTIFICATES

Class P             N/A                 N/A            N/A            N/A
Class C             N/A                 N/A            N/A            N/A

----------
(1) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap only if the Class A-1 swap contract terminates early. See "Description of the Certificates - The Swap Contracts." In the event that the Class A-1 swap contract terminates early, the margin listed above for this class of certificates will increase by 0.10% on or before the optional termination date and will increase by 0.20% after the optional termination date.

(2) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Calculation of One-Month LIBOR."

(3) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(4) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(5) The pass-through rate for this class of certificates for the accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(6) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(7) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

See "Description of the Certificates" in this prospectus supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION            CLASSES OF CERTIFICATES
       -----------            -----------------------
   Senior Certificates       Class A-1, Class A-2 and
                              Class A-R Certificates

Subordinated Certificates   Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5,
                            Class M-6, Class M-7, Class
                            M-8, Class M-9, Class M-10
                            and Class M-11 Certificates

   LIBOR Certificates         Class A-1 and Class A-2
                                 Certificates and
                             Subordinated Certificates

  Offered Certificates        Senior Certificates and
                             Subordinated Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates; Denominations" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on May 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in June 2036. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" in this prospectus supplement.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-7.

On each distribution date, holders of each class of offered certificates will be entitled to receive:

- the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of such class immediately prior to that distribution date, and

-    any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this prospectus supplement and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract in the manner described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

- scheduled payments of interest on the mortgage loans collected during the applicable period less the related servicing fees;

- interest on prepayments on the mortgage loans to the extent not allocable to the master servicer as additional servicing compensation;

- interest amounts advanced by the master servicer on the mortgage loans and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

- liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

- scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

-    prepayments on the mortgage loans collected in the applicable period;

- the stated principal balance of any mortgage loans repurchased or purchased by a seller or the master servicer, as applicable;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

-    subsequent recoveries with respect to the mortgage loans;

- liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

- excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum (referred to as the master servicing fee rate) until the end of the initial fixed-rate period (including the date of adjustment of the mortgage rate) for that mortgage loan and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses," and "Description of the Certificates -- Payments on Mortgage Loans; Accounts" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the interest funds will be distributed in the following order:

- to the supplemental interest trust, the amount of any net swap payment due to the swap counterparty and the amount of any swap termination payment due to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) under either of the Class A-1 swap contract or the certificate swap contract with respect to such distribution date;

- concurrently, to each class of senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

-    as part of the excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF PRINCIPAL

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Principal" in this prospectus supplement.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

- the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

- the later of: (a) the May 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (prior to taking into account any distribution of principal on such certificates for such distribution date) is less than 88.40% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

(4)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order of priority:

(1) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the senior principal distribution target amount, until their respective class certificate balances are reduced to zero;

(2) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

(3)  as part of the excess cashflow.

THE SWAP CONTRACTS

A separate supplemental interest trust created under the pooling and servicing agreement will have the benefit of two interest rate swap contracts:

-    the Class A-1 swap contract and

-    the certificate swap contract.

The Bank of New York will serve as supplemental interest trustee of the separate supplemental interest trust fund.

Class A-1 Swap Contract

On each distribution date on or prior to the Class A-1 swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the Class A-1 swap contract an amount equal to the product of
(a) the lesser of (1) the sum of (A) the pass-through rate of the Class A-1 Certificates for that distribution date and (B) 0.10% per annum for any distribution date on or before the optional termination date and 0.20% per annum for any distribution date after the optional termination date and (2) the weighted average adjusted net mortgage rate (as defined herein), (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360. In addition, on the business day preceding each distribution date on or prior to the Class A-1 swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) the pass-through rate of the Class A-1 Certificates for that distribution date and
(b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and
(2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the Class A-1 swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess, reduced (but not below zero) by any amount received by the supplemental interest trustee on that distribution date with respect to the certificate swap contract that is used to pay current interest and interest carry forward amounts on the Class A-1 Certificates. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to pay remaining current interest on the Class A-1 Certificates. Any such net payment will not be available to cover any amounts on any other class of certificates.

See "Description of the Certificates -- The Swap Contracts" in this prospectus supplement.

Certificate Swap Contract

On each distribution date on or prior to the certificate swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the certificate swap contract an amount equal to the product of (a) 5.2625% per annum, (b) the certificate swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on the business day preceding each distribution date on or prior to the certificate swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) the certificate swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the certificate swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

See "Description of the Certificates -- The Swap Contracts" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $2,240,266. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

- to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

- sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to any interest carry forward amount for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to any interest carry forward amount for each such class;

- sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to the unpaid realized loss amount for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to the unpaid realized loss amount for each such class;

- sequentially, to the Class A-1 Certificates and Class A-2 Certificates, to the extent needed to pay any unpaid net rate carryover for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, to the extent needed to pay any unpaid net rate carryover for each such class;

- to the supplemental interest trust, the amount of any swap termination payment due to the swap counterparty under either the Class A-1 swap contract or the certificate swap contract, as a result of a swap counterparty trigger event, and

- to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans are allocated to the classes of certificates with higher priorities of distribution.

See "Description of the Certificates -- Applied Realized Loss Amounts" in this prospectus supplement, "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement and "Credit Enhancement" in the prospectus.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will first be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero, and then to the Class A-1 Certificates.

See "Description of the Certificates -- Applied Realized Loss Amounts" in this prospectus supplement, "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement and "Credit Enhancement" in the prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Mortgage Loans -- Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "The Mortgage Pool -- General", "-- Assignment of the Mortgage Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. In addition, the offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund and the deemed obligation to make payments with respect to the Class A-1 swap contract (in the case of the Class A-1 Certificates) and the certificate swap contract (in the case of the LIBOR Certificates). The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the Class A-1 swap contract and the certificate swap contract will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring LIBOR Certificates with assets of such a plan will be required to satisfy certain additional conditions.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES

                                  (FLOW CHART)

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 2 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay their
PREPAYMENTS                      mortgage loans in whole or in part at any time.
                                 We cannot predict the rate at which borrowers
                                 will repay their mortgage loans. The prepayment
                                 experience of the mortgage loans may be
                                 affected by many factors, including:

                                 -    general economic conditions,

                                 -    the level of prevailing interest rates,

                                 -    the availability of alternative financing,

                                 - the applicability of prepayment charges, and

                                 -    homeowner mobility.

                                 A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.

                                 The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates. You bear any reinvestment risks from faster or slower prepayments of the mortgage loans.

                                 -    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 - If you purchase certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 - Approximately 25.84% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging generally from one to five years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment charges will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates.

                                 -    The mortgage loans may be subject to
                                      greater rates of prepayments as they
                                      approach their initial adjustment dates
                                      even if market interest rates are only
                                      slightly higher or lower than the mortgage rates on the mortgage loans as borrowers seek to avoid changes in their monthly payments.

                                 See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE YIELDS ON THE LIBOR          The pass-through rates on the LIBOR
CERTIFICATES WILL BE AFFECTED    Certificates for any distribution date will be
BY THE LEVEL OF LIBOR            equal to the value of one-month LIBOR plus the
                                 related margin, but subject to a cap which, in
                                 the case of the Class A-1 Certificates, will
                                 only apply if the Class A-1 swap contract
                                 terminates early. For these classes of
                                 certificates your yield will be sensitive to:

                                      (1)  the level of one-month LIBOR,

                                      (2)  the timing of adjustment of the
                                           pass-through rate on your certificate
                                           as it relates to the interest rates
                                           on the mortgage loans and the level
                                           of the mortgage index, the timing of
                                           adjustment of the interest rates on
                                           the mortgage loans, and periodic and
                                           lifetime limits on those adjustments,

                                      (3)  the level of one-month LIBOR relative
                                           to the fixed rate used to calculate
                                           the payment to the swap counterparty
                                           with respect to the certificate swap
                                           contract, and

                                      (4)  other limitations on the pass-through
                                           rates of such certificates as
                                           described further in this prospectus
                                           supplement.

                                 See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE SUBORDINATED CERTIFICATES    The certificates are not insured by any
HAVE A GREATER RISK OF LOSS      financial guaranty insurance policy. When
THAN THE SENIOR CERTIFICATES     certain classes of certificates provide credit
AND SUBORDINATION MAY NOT BE     enhancement for other classes of certificates
SUFFICIENT TO PROTECT THE        this is sometimes referred to as
SENIOR CERTIFICATES FROM         "subordination." The subordination feature is
LOSSES                           intended to enhance the likelihood that senior
                                 certificateholders will receive regular
                                 payments of interest and principal.

                                 Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the senior certificates to receive payments of principal on the mortgage loans prior to the subordinated classes and, second, to the extent there is no overcollateralization in the issuing entity, by the allocation of realized losses on the mortgage loans to reduce the class certificate balance of the subordinated classes, beginning with the Class M-11 Certificates.

                                 This type of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections on the mortgage loans otherwise payable to the subordinated classes will comprise the sole source of funds from which this form of credit enhancement is provided to the senior certificates. The LIBOR
                                 Certificates also may benefit from net swap payments to the extent they are available for this purpose as described in the prospectus supplement. Realized losses on the mortgage loans are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, realized losses on the mortgage loans will first be allocated to the Class M-11
                                 Certificates, until its class certificate balance is reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates, until its class certificate balance is reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will first be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero, and then to the Class A-1 Certificates. If the aggregate class certificate balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

                                 You should fully consider the risks of
                                 investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the subordinated certificates may not be sufficient to protect the senior certificates from losses.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
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                                      S-20
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
EXCESS INTEREST FROM THE         The amount by which the aggregate stated
MORTGAGE LOANS MAY NOT PROVIDE   principal balance of the mortgage loans exceeds
ADEQUATE CREDIT ENHANCEMENT      the aggregate principal balance of the offered
                                 certificates is called "OVERCOLLATERALIZATION."
                                 The initial level of overcollateralization
                                 (that is, the overcollateralization on the
                                 closing date) is expected to equal the initial
                                 level of overcollateralization required by the
                                 pooling and servicing agreement. The mortgage
                                 loans are expected to generate more interest
                                 than is needed to pay interest on the offered
                                 certificates and to make any net swap payment
                                 payable to the swap counterparty under both the
                                 Class A-1 swap contract and the certificate
                                 swap contract, because the weighted average
                                 interest rate on the mortgage loans is expected
                                 to be higher than the weighted average
                                 pass-through rate on the offered certificates
                                 plus the weighted average expense fee rate and
                                 the effective rate at which any net swap
                                 payments may be payable to the swap
                                 counterparty under both the Class A-1 swap
                                 contract and the certificate swap contract. In
                                 the event that the level of
                                 overcollateralization is reduced, such "EXCESS
                                 INTEREST" will be used to make additional
                                 principal payments on the offered certificates
                                 to the extent described in this prospectus
                                 supplement. Overcollateralization is intended
                                 to provide limited protection to the holders of
                                 the offered certificates by absorbing the
                                 certificates' share of losses from liquidated
                                 mortgage loans. However, we cannot assure you
                                 that enough excess interest will be generated
                                 on the mortgage loans to maintain the required
                                 level of overcollateralization.

                                 The excess interest available on any
                                 distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The pass-through rate of each class of LIBOR Certificates is subject to a net rate cap which generally is based on the weighted average adjusted net mortgage rates of the related mortgage loans. If the pass-through rate on one or more classes is limited by the net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

                                 If the protection afforded by
                                 overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

EXCESS INTEREST WILL ALSO BE     When a borrower makes a full or partial
REDUCED BY PREPAYMENTS ON THE    prepayment on a mortgage loan, the amount of
MORTGAGE LOANS                   interest that the borrower is required to pay
                                 may be less than the amount of interest
                                 certificateholders would otherwise be entitled
                                 to receive with respect to the mortgage loan.
                                 The master servicer is required to reduce its
                                 master servicing fee to offset this shortfall,
                                 but the reduction for any distribution date is
                                 limited to one-half of the master servicing fee
                                 for the related month. If the aggregate amount
                                 of interest shortfalls resulting from
                                 prepayments exceeds


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
                                 the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced.

YOUR YIELD WILL BE AFFECTED BY   Approximately 91.56% of the mortgage loans by
THE INTEREST ONLY FEATURE OF     aggregate stated principal balance of the
SOME OF THE MORTGAGE LOANS       mortgage loans as of the cut-off date, require
                                 monthly payments of only accrued interest for
                                 the first five, seven or ten years after
                                 origination. The borrower is not required to
                                 pay any principal on the borrower's loan during
                                 this interest only period but thereafter is
                                 required to make monthly payments sufficient to
                                 amortize the loan over its remaining term.
                                 These loans are sometimes referred to as
                                 interest only loans. Interest only loans have
                                 only recently been originated in significant
                                 volumes. As a result, the long-term performance
                                 characteristics of interest only loans are
                                 largely unknown.

                                 Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan. Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                 - no principal distributions will be made to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates;

                                 - during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan;

                                 -    as the end of the interest only period
                                      approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

                                 - interest only loans may be more likely to default than fully amortizing loans at the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term;
                                      and

                                 -    if an interest only loan defaults, the
                                      severity of loss may be greater due to the larger unpaid principal balance.

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
DIFFERENCES BETWEEN MORTGAGE     The mortgage rate on substantially all of the
RATES AND PASS-THROUGH RATES     mortgage loans will be based on the level of
MAY RESULT IN INTEREST           one-year LIBOR, which is the average of the
SHORTFALLS TO CERTIFICATES       London interbank offered rates for one-year
                                 U.S. dollar deposits in the London market. The
                                 remainder of the mortgage rates on the mortgage
                                 loans will be based on the level of one-year
                                 CMT, which is the weekly average yield on
                                 United States Treasury securities adjusted to a
                                 constant maturity of one year as published by
                                 the Federal Reserve Board. Therefore, there is
                                 a lack of correlation between the level of the
                                 index used to determine the pass-through rates
                                 on the LIBOR Certificates and the index used to
                                 determine the mortgage rates on the mortgage
                                 loans. Generally, the nature of one-year LIBOR
                                 and one-year CMT will cause those indices to
                                 rise or fall more slowly than one-month LIBOR,
                                 and possibly to move in opposite directions. As
                                 a result, the pass-through rate on a class of
                                 LIBOR Certificates may be limited. We cannot
                                 assure you as to the level, rate or timing of
                                 changes in any index.

CONSIDERATIONS REGARDING THE     Any amounts received by the supplemental
SWAP CONTRACTS                   interest trustee from the swap counterparty
                                 under each swap contract will be applied as
                                 described in this prospectus supplement
                                 However, no amounts will be payable under a
                                 swap contract on a distribution date unless the
                                 amount owed by the swap counterparty under that
                                 swap contract exceeds the amount owed to the
                                 swap counterparty under that swap contract. We
                                 cannot assure you that any amounts will be
                                 received under either of the Class A-1 swap
                                 contract or the certificate swap contract, or
                                 that any amounts that are received will be
                                 sufficient to cover unpaid interest, unpaid
                                 realized loss amounts and net rate carryover or
                                 to maintain required overcollateralization on
                                 the LIBOR certificates with respect to the
                                 certificate swap contract. Any net payment
                                 payable to the swap counterparty under the
                                 terms of the related swap contract will reduce
                                 amounts available for distribution to
                                 certificateholders.

                                 Payments due under the certificate swap
                                 contract will be based on a scheduled notional amount that will decline over time. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the certificate swap contract are calculated may be less than the aggregate class certificate balance of the LIBOR certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty to the supplemental interest trust under the certificate swap contract to cover the amounts described above.
                                 Furthermore, for so long as one-month LIBOR is less than 5.2625%, available funds that would otherwise be available to make distributions on the certificates will be used to cover the net swap payments due to the swap counterparty under the certificate swap contract.

                                 Any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of either the Class A-1 swap contract


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
                                 terminates early, the pass-through rate on the
                                 Class A-1 Certificates will be limited by the
                                 net rate cap.

                                 Upon early termination of either the Class A-1 swap contract or the certificate swap contract, the swap counterparty or the supplemental interest trustee, may be liable to make a swap termination payment to the other party
                                 (regardless of which party caused the
                                 termination). The swap termination payment will be computed in accordance with the procedures set forth in the related swap contract. In the event that a swap termination payment, other than a swap termination payment resulting from a swap counterparty trigger event, is payable to the swap counterparty, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full prior to distributions to holders of certificates. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinated certificates may suffer a loss as a result of that payment.

                                 To the extent that distributions on any of the certificates depend in part on payments to be received from the swap counterparty, the ability of the trustee to make distributions on those certificates will be subject to the credit risk of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the certificate swap contract, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See "Description of the Certificates--The Swap Contracts" in this prospectus supplement.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal payments on the
HOW DISTRIBUTIONS ARE            certificates will be affected by a number of
ALLOCATED TO THE CERTIFICATES    factors, including:

                                 - the extent of prepayments on the mortgage loans,

                                 -    how payments of principal are allocated
                                      among the classes of certificates,

                                 - whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity,

                                 -    the rate and timing of payment defaults
                                      and losses on the mortgage loans, and

                                 - repurchases of mortgage loans for material breaches of representations and warranties.

                                 Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                 See "Description of the Certificates --
                                 Principal," and " -- Optional Termination" in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool --
                                 Assignment of the Mortgage Loans" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

THE CERTIFICATES MAY NOT BE      The offered certificates may not be an
APPROPRIATE FOR SOME INVESTORS   appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of each
                                 applicable class of offered certificates. This
                                 may be the case because, among other things:

                                 -    the yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans;

                                 -    the rate of principal distributions on,
                                      and the weighted average lives of, the
                                      offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions; and

                                 -    a secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

GEOGRAPHIC CONCENTRATION OF      The tables under "The Mortgage Pool--State
MORTGAGED PROPERTIES INCREASES   Distribution of Mortgaged Properties" in this
THE RISK THAT CERTIFICATE        prospectus supplement set forth the geographic
YIELDS COULD BE IMPAIRED         concentration of the mortgaged properties,
                                 including the percentage by principal balance
                                 of the mortgage loans that are secured by
                                 property located in California and Florida.
                                 Property in California may be more susceptible
                                 than homes located in other parts of the
                                 country to certain types of uninsurable
                                 hazards, such as earthquakes, floods, mudslides
                                 and other natural disasters. In addition,

                                 -    economic conditions in states with
                                      significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans;

                                 -    declines in the residential real estate
                                      markets in states with significant
                                      concentrations may reduce the values of
                                      properties located in these states, which
                                      would result in an
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                                      S-25


                                      increase in the loan-to-value ratios; and

                                 -    any increase in the market value of
                                      properties located in states with
                                      significant concentrations would reduce
                                      the loan-to-value ratios and could,
                                      therefore, make alternative sources of
                                      financing available to the borrowers at
                                      lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

INABILITY TO REPLACE MASTER      The structure of the master servicing fee might
SERVICER COULD AFFECT            affect the ability to find a replacement master
COLLECTIONS AND RECOVERIES ON    servicer. Although the trustee is required to
THE MORTGAGE LOANS               replace the master servicer if the master
                                 servicer is terminated or resigns, if the
                                 trustee is unwilling (including for example
                                 because the master servicing fee is
                                 insufficient) or unable (including for example,
                                 because the trustee does not have the systems
                                 to service mortgage loans), it may be necessary
                                 to appoint a replacement master servicer.
                                 Because the master servicing fee is structured
                                 as a percentage of the stated principal balance
                                 of each mortgage loan, it may be difficult to
                                 replace the master servicer at a time when the
                                 balance of the mortgage loans has been
                                 significantly reduced because the fee may be
                                 insufficient to cover the costs associated with
                                 servicing the mortgage loans and related REO
                                 properties remaining in the pool. The
                                 performance of the mortgage loans may be
                                 negatively impacted, beyond the expected
                                 transition period during a servicing transfer,
                                 if a replacement master servicer is not
                                 retained within a reasonable amount of time.

HURRICANE KATRINA MAY POSE       At the end of August 2005, Hurricane Katrina
SPECIAL RISKS                    caused catastrophic damage to areas in the Gulf
                                 Coast region of the United States.

                                 Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in areas affected by Hurricane
                                 Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home
                                 Loans will be obligated to repurchase or substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                 The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                 -    localized areas of nearly complete
                                      destruction of the economic infrastructure and cessation of economic activity,

                                 -    regional interruptions in travel and
                                      transportation, tourism and economic
                                      activity generally, and

                                 -    nationwide decreases in petroleum
                                      availability with a corresponding increase in price.

                                 We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans.
                                 Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

RIGHTS OF THE NIM INSURER        If there is a NIM Insurer, pursuant to the
                                 pooling and servicing agreement, unless the NIM
                                 Insurer fails to make a required payment under
                                 the policy insuring the net interest margin
                                 securities and the failure is continuing or the
                                 NIM Insurer is the subject of a bankruptcy
                                 proceeding (each such event, a "NIM INSURER
                                 DEFAULT"), the NIM Insurer will be entitled to
                                 exercise, among others, the following rights
                                 without the consent of holders of the offered
                                 certificates, and the holders of the offered
                                 certificates may exercise such rights only with
                                 the prior written consent of the NIM Insurer:

                                 -    the right to provide notices of master
                                      servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                                 -    the right to remove the trustee or any
                                      custodian pursuant to the pooling and
                                      servicing agreement, and

                                 -    the right to direct the trustee to make
                                      investigations and take actions pursuant to the pooling and servicing agreement.

                                 In addition, unless a NIM Insurer Default exists, such NIM Insurer's consent will be required before, among other things,

                                 -    any removal of the master servicer, any
                                      successor servicer or the trustee, any
                                      appointment of any co-trustee,

                                 -    any otherwise permissible waivers of
                                      prepayment charges or extensions of due
                                      dates for payment granted by the master
                                      servicer with respect to more than 5% of the mortgage loans, or

                                 - any amendment to the pooling and servicing agreement.

                                 Investors in the offered certificates should note that:

                                 -    any insurance policy issued by the NIM
                                      Insurer will not cover, and will not
                                      benefit in any manner whatsoever, the
                                      offered certificates,

                                 - the rights granted to the NIM Insurer are extensive,

                                 -    the interests of the NIM Insurer may be
                                      inconsistent with, and adverse to, the
                                      interests of the holders of the offered

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
                                      certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights, and

                                 - the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                                 See "Rights of the NIM Insurer under Pooling and Servicing Agreement" in this prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

     The depositor, CWALT, Inc., will purchase the mortgage loans in the mortgage pool (which are collectively referred to in this prospectus supplement as the "MORTGAGE LOANS") from Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS") and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a "SELLER" and together they are referred to as the "SELLERS"), pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") dated as of April 1, 2006 among the sellers, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans.

     Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the depositor had good title to the Mortgage Loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balances of the Mortgage Loans as of the later of (x) April 1, 2006 and (y) the date of origination of each the Mortgage Loan (referred to as, the "CUT-OFF DATE"). The depositor believes that the information set forth in this prospectus supplement regarding the Mortgage Loans as of the cut-off date is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual Mortgage Loans may vary somewhat from the information regarding the Mortgage Loans presented in this prospectus supplement.

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $447,967,366, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE". The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received. Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified.

     The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent. The Mortgage Loans have original terms to maturity of 30 years. All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties.

     Approximately 8.44% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 91.56% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, will provide that the related borrowers pay only interest on the principal balances of these Mortgage Loans generally for the first five, seven or ten years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST-ONLY LOANS"). All of the Mortgage Loans provide that payments are due on the first day of each month (the "DUE DATE"). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

     Except for 460 Mortgage Loans, constituting not more than approximately 25.84% of the Cut-off Date Pool Principal Balance, the mortgagors may prepay their Mortgage Loans at any time without charge. Any prepayment charges received on these Mortgage Loans will not be distributed to certificateholders. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.

     The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, annually thereafter (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of (1) either (x) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-YEAR LIBOR INDEX") or (y) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(591) and most recently available as of a day specified in the related mortgage note ("ONE-YEAR CMT INDEX") (each of the One-Year LIBOR Index and the One-Year CMT Index, a "MORTGAGE INDEX") and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP"). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which generally is equal to the Gross Margin for that Mortgage Loan.

     Approximately 66.13% and 33.87% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, are 5/1 Mortgage Loans and 7/1 Mortgage Loans, respectively.. A "5/1 MORTGAGE LOAN" and a"7/1 MORTGAGE LOAN" has a mortgage rate that is fixed for approximately 60 and 84 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph.

     The earliest first payment date of any Mortgage Loan was on or after August 1, 2005.

     The latest stated maturity date of any Mortgage Loan will be May 1, 2036. The earliest stated maturity date of any Mortgage Loan will be July 1, 2035.

     As of the cut-off date, no Mortgage Loan was delinquent more than 30 days. In the twelve-month period prior to the cut-off date, no Mortgage Loan was 30 to 59 days delinquent.

     As of the cut-off date, no Mortgage Loan will be subject to a buydown agreement. No Mortgage Loan will provide for deferred interest or negative amortization.

     No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for mortgage loans with terms to maturity between 25 and 30 years is 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. The specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from 6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%, from 12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00% and 20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%. The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 3.03% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, and that will be identified on the mortgage loan schedule, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of any lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or prohibited by law.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

- in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

- in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "-- Underwriting Process."

With respect to Mortgage Loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

- if the loan-to-value ratio at the time of the origination of the Mortgage Loans being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

- if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new Mortgage Loan. See "-- Underwriting Process" in this prospectus supplement.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and, due to rounding, may not total 100%. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any Mortgage Loans where a FICO Score is not available.

                            CURRENT MORTGAGE RATES(1)

                                                                                  WEIGHTED            WEIGHTED
                                                                                  AVERAGE   WEIGHTED   AVERAGE
                                         AGGREGATE      PERCENT      AVERAGE     REMAINING   AVERAGE  ORIGINAL
                           NUMBER OF     PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    LOAN-TO-
                            MORTGAGE      BALANCE      MORTGAGE      BALANCE      MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)    LOANS      OUTSTANDING      POOL    OUTSTANDING($)   (MONTHS)    SCORE   RATIO(%)
-------------------------  ---------  ---------------  --------  --------------  ---------  --------  --------
4.250 ...................        2    $    772,784.00     0.17%    386,392.00       357        753      80.00
4.500 ...................        1         295,200.00     0.07     295,200.00       360        799      80.00
4.625 ...................        1         192,160.00     0.04     192,160.00       360        695      80.00
4.750 ...................        3         505,650.00     0.11     168,550.00       360        688      84.22
4.875 ...................        4       1,069,904.00     0.24     267,476.00       359        751      72.91
4.885 ...................        1         171,000.00     0.04     171,000.00       360        636      90.00
5.000 ...................        4         866,330.00     0.19     216,582.50       360        702      67.73
5.020 ...................        1         141,500.00     0.03     141,500.00       360        650      89.56
5.125 ...................       14       3,839,667.00     0.86     274,261.93       359        687      80.94
5.135 ...................        1         306,000.00     0.07     306,000.00       360        662      90.00
5.220 ...................        1         305,500.00     0.07     305,500.00       360        663      82.57
5.250 ...................        8       2,459,818.41     0.55     307,477.30       359        701      76.29
5.375 ...................       12       2,690,582.51     0.60     224,215.21       359        690      77.07
5.415 ...................        1         198,000.00     0.04     198,000.00       359        692      90.00
5.500 ...................       32       7,926,448.59     1.77     247,701.52       359        708      70.22
5.510 ...................        1         229,500.00     0.05     229,500.00       360        639      90.00
5.625 ...................       43      11,370,956.10     2.54     264,440.84       360        703      72.97
5.635 ...................        1         162,000.00     0.04     162,000.00       360        681      90.00
5.670 ...................        1         224,500.00     0.05     224,500.00       360        688      88.04
5.750 ...................       60      13,903,019.09     3.10     231,716.98       359        717      71.00
5.760 ...................        1         244,467.82     0.05     244,467.82       359        670      88.98
5.780 ...................        1         123,284.80     0.03     123,284.80       354        721      89.86
5.805 ...................        1         136,800.00     0.03     136,800.00       360        632      90.00
5.845 ...................        1         170,000.00     0.04     170,000.00       360        658      85.00
5.875 ...................      115      30,547,488.20     6.82     265,630.33       360        717      73.31
5.885 ...................        2         356,400.00     0.08     178,200.00       360        637      90.00
5.920 ...................        1         127,386.28     0.03     127,386.28       359        646      91.07
5.930 ...................        1         144,000.00     0.03     144,000.00       360        630      90.00
5.980 ...................        1         399,467.40     0.09     399,467.40       359        729      95.00
6.000 ...................       95      24,732,432.07     5.52     260,341.39       360        707      73.83
6.010 ...................        3         557,100.00     0.12     185,700.00       360        651      90.00

                                                                                  WEIGHTED            WEIGHTED
                                                                                  AVERAGE   WEIGHTED   AVERAGE
                                         AGGREGATE      PERCENT      AVERAGE     REMAINING   AVERAGE  ORIGINAL
                           NUMBER OF     PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    LOAN-TO-
                            MORTGAGE      BALANCE      MORTGAGE      BALANCE      MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)    LOANS      OUTSTANDING      POOL    OUTSTANDING($)   (MONTHS)    SCORE   RATIO(%)
-------------------------  ---------  ---------------  --------  --------------  ---------  --------  --------
6.045 ...................        1         262,000.00     0.06     262,000.00       357        716      94.58
6.095 ...................        1         240,000.00     0.05     240,000.00       355        649      84.21
6.125 ...................       93      23,882,083.11     5.33     256,796.59       360        714      75.22
6.170 ...................        3         649,550.00     0.14     216,516.67       360        718      92.07
6.220 ...................        1         320,000.00     0.07     320,000.00       358        641      83.12
6.250 ...................      160      39,218,006.19     8.75     245,112.54       360        706      75.89
6.260 ...................        2         481,000.00     0.11     240,500.00       360        664      89.91
6.295 ...................        3         890,998.78     0.20     296,999.59       358        709      90.12
6.370 ...................        1         198,000.00     0.04     198,000.00       360        721      90.00
6.375 ...................      141      35,100,102.81     7.84     248,936.90       360        710      76.74
6.385 ...................        1         111,800.00     0.02     111,800.00       360        620      88.03
6.445 ...................        1         344,250.00     0.08     344,250.00       360        655      85.00
6.500 ...................      181      43,632,528.45     9.74     241,063.69       360        711      76.65
6.510 ...................        1         206,150.00     0.05     206,150.00       360        717      95.00
6.625 ...................      119      27,062,331.12     6.04     227,414.55       360        717      73.81
6.670 ...................        3         648,879.93     0.14     216,293.31       359        657      94.44
6.720 ...................        2         549,900.00     0.12     274,950.00       358        713      90.00
6.750 ...................      146      36,326,091.54     8.11     248,808.85       360        709      77.22
6.780 ...................        1         212,000.00     0.05     212,000.00       360        700      86.53
6.840 ...................        1         186,721.57     0.04     186,721.57       358        640      85.00
6.860 ...................        1         341,562.00     0.08     341,562.00       359        684      89.00
6.875 ...................      161      40,200,078.09     8.97     249,689.93       360        706      77.20
6.880 ...................        1         215,650.00     0.05     215,650.00       360        653      95.00
6.970 ...................        1         413,910.00     0.09     413,910.00       360        746      90.00
6.985 ...................        1         278,071.00     0.06     278,071.00       360        696      90.00
7.000 ...................       79      19,818,557.71     4.42     250,867.82       360        711      78.59
7.125 ...................       41      10,143,300.30     2.26     247,397.57       360        719      75.42
7.130 ...................        1         215,141.00     0.05     215,141.00       360        738      95.00
7.220 ...................        1         141,291.00     0.03     141,291.00       360        727      90.00
7.245 ...................        1         148,500.00     0.03     148,500.00       360        706      90.00
7.250 ...................       27       6,964,366.32     1.55     257,939.49       360        692      74.84
7.345 ...................        1         223,200.00     0.05     223,200.00       360        631      88.02
7.370 ...................        1         369,000.00     0.08     369,000.00       360        708      90.00

                                                                                  WEIGHTED            WEIGHTED
                                                                                  AVERAGE   WEIGHTED   AVERAGE
                                         AGGREGATE      PERCENT      AVERAGE     REMAINING   AVERAGE  ORIGINAL
                           NUMBER OF     PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    LOAN-TO-
                            MORTGAGE      BALANCE      MORTGAGE      BALANCE      MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)    LOANS      OUTSTANDING      POOL    OUTSTANDING($)   (MONTHS)    SCORE   RATIO(%)
-------------------------  ---------  ---------------  --------  --------------  ---------  --------  --------
7.375 ...................       57      14,745,341.35     3.29     258,690.20       360        715      80.10
7.385 ...................        1         112,500.00     0.03     112,500.00       360        654      86.54
7.395 ...................        1         232,214.00     0.05     232,214.00       360        764      95.00
7.495 ...................        1         277,200.00     0.06     277,200.00       360        704      90.00
7.500 ...................       74      17,740,207.76     3.96     239,732.54       360        702      78.38
7.530 ...................        1         264,510.00     0.06     264,510.00       360        782      90.00
7.560 ...................        1         227,000.00     0.05     227,000.00       360        669      87.31
7.625 ...................       39       9,478,465.00     2.12     243,037.56       360        700      80.67
7.750 ...................       31       6,493,586.54     1.45     209,470.53       360        704      77.66
7.830 ...................        1         254,326.00     0.06     254,326.00       360        730      90.00
7.835 ...................        1         268,755.00     0.06     268,755.00       360        728      95.00
7.875 ...................        9       2,551,393.00     0.57     283,488.11       360        664      79.01
8.205 ...................        1         157,500.00     0.04     157,500.00       360        668      90.00
   TOTAL ................    -----    ---------------   ------
                             1,811    $447,967,365.84   100.00%
                             =====    ===============   ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans (as so adjusted) was approximately 6.501% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.517% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                WEIGHTED            WEIGHTED
                                                                                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF CURRENT                   OF        PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
MORTGAGE LOAN                   MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
PRINCIPAL BALANCES ($)           LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          --------  ---------------  --------  --------------  --------  ---------  --------  --------
      0.01 - 50,000                   3   $    106,494.29     0.02%     35,498.10      7.051      357        729      67.75
 50,000.01 - 100,000.00              71      5,993,993.44     1.34      84,422.44      6.539      360        717      64.65
100,000.01 - 150,000.00             257     32,955,013.08     7.36     128,229.62      6.532      360        713      75.96
150,000.01 - 200,000.00             336     59,209,966.67    13.22     176,220.14      6.525      360        708      75.97
200,000.01 - 250,000.00             313     70,678,406.45    15.78     225,809.61      6.570      360        704      76.20
250,000.01 - 300,000.00             288     79,954,903.58    17.85     277,621.19      6.530      360        711      77.66
300,000.01 - 350,000.00             235     76,636,161.93    17.11     326,111.33      6.483      360        712      77.21
350,000.01 - 400,000.00             226     85,454,291.04    19.08     378,116.33      6.495      360        706      76.42
400,000.01 - 450,000.00              58     24,035,313.08     5.37     414,401.95      6.436      360        710      75.99
450,000.01 - 500,000.00               7      3,414,000.00     0.76     487,714.29      6.673      360        723      77.00
500,000.01 - 550,000.00              11      5,770,622.28     1.29     524,602.03      6.648      360        690      76.14
550,000.01 - 600,000.00               2      1,163,000.00     0.26     581,500.00      6.945      360        719      74.88
600,000.01 - 650,000.00               3      1,882,200.00     0.42     627,400.00      6.132      360        715      76.59
700,000.01 - 750,000.00               1        713,000.00     0.16     713,000.00      5.875      360        704      53.81
                                  -----   ---------------   ------
   TOTAL......................    1,811   $447,967,365.84   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $247,359.

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED            WEIGHTED
                                                                                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                   OF        PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
RANGE OF FICO CREDIT SCORES      LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------     --------  ---------------  --------  --------------  --------  ---------  --------  --------
521-540 ......................        1   $    277,500.00     0.06%    277,500.00      6.750      360        533      75.00
561-580 ......................        1        196,500.00     0.04     196,500.00      6.500      360        570      55.35
581-600 ......................        1        115,000.00     0.03     115,000.00      5.625      360        598      76.67
601-620 ......................       16      3,342,933.18     0.75     208,933.32      6.539      360        612      73.95
621-640 ......................       98     23,895,115.76     5.33     243,827.71      6.487      359        632      75.91
641-660 ......................      187     46,613,140.07    10.41     249,268.13      6.498      360        651      76.81
661-680 ......................      259     64,286,516.20    14.35     248,210.49      6.602      360        671      77.68
681-700 ......................      268     68,917,613.69    15.38     257,155.27      6.547      360        690      77.89
701-720 ......................      280     71,049,559.19    15.86     253,748.43      6.501      360        710      76.34
721-740 ......................      189     46,652,494.60    10.41     246,838.60      6.549      360        730      75.91
741-760 ......................      180     43,156,450.30     9.63     239,758.06      6.497      360        750      76.79
761-780 ......................      170     42,274,443.88     9.44     248,673.20      6.419      360        770      75.64
781-800 ......................      117     27,700,108.06     6.18     236,753.06      6.484      360        789      72.49
801-820 ......................       43      9,142,864.70     2.04     212,624.76      6.501      360        807      74.39
821-840 ......................        1        347,126.21     0.08     347,126.21      6.000      356        823      79.94
   TOTAL .....................    -----   ---------------   ------
                                  1,811   $447,967,365.84   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 709.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED            WEIGHTED
                                                                                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                   OF        PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
DOCUMENTATION PROGRAMS           LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          --------  ---------------  --------  --------------  --------  ---------  --------  --------
Full/Alternative .............      606   $136,758,536.15    30.53%    225,674.15      6.171      360        695      76.49
No Income/No Asset ...........       83     18,531,865.96     4.14     223,275.49      6.984      360        729      78.23
Preferred ....................      295     76,373,204.01    17.05     258,892.22      6.303      360        746      74.84
Reduced ......................      789    206,528,253.94    46.10     261,759.51      6.782      360        703      77.21
Stated Income/Stated Asset ...       35      9,157,442.98     2.04     261,641.23      6.554      359        686      68.66
Streamlined ..................        3        618,062.80     0.14     206,020.93      6.288      359        706      58.05
   TOTAL .....................    -----   ---------------   ------
                                  1,811   $447,967,365.84   100.00%
                                  =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED            WEIGHTED
                                                                                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF                           OF        PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
ORIGINAL LOAN-TO-VALUE RATIOS   MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE  MATURITY    CREDIT     VALUE
(%)                              LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   --------  ---------------  --------  --------------  --------  ---------  --------  --------
50.00 or Less ................       95   $ 18,327,338.06     4.09%    192,919.35      6.275      360        725      39.61
50.01 to 55.00 ...............       45     11,500,304.56     2.57     255,562.32      6.296      359        723      52.90
55.01 to 60.00 ...............       26      6,363,838.06     1.42     244,763.00      6.414      360        721      58.62
60.01 to 65.00 ...............       49     12,162,391.30     2.72     248,212.07      6.272      360        699      62.93
65.01 to 70.00 ...............      119     31,745,941.70     7.09     266,772.62      6.359      360        705      68.34
70.01 to 75.00 ...............      134     34,011,523.42     7.59     253,817.34      6.703      360        694      73.88
75.01 to 80.00 ...............    1,168    293,227,572.98    65.46     251,051.00      6.511      360        711      79.76
80.01 to 85.00 ...............       14      3,326,472.25     0.74     237,605.16      6.389      359        676      83.97
85.01 to 90.00 ...............       98     22,869,679.09     5.11     233,364.07      6.880      359        689      89.57
90.01 to 95.00 ...............       63     14,432,304.42     3.22     229,084.20      6.734      359        708      94.76
   TOTAL .....................    -----   ---------------   ------
                                  1,811   $447,967,365.84   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.43%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                     WEIGHTED   AVERAGE                 AVERAGE
                                                                                      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT   VALUE
GEOGRAPHIC AREA           LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------         ---------  -----------------  ----------  -----------------  --------  ---------  -----------  --------
Alabama ..............        9     $  1,633,477.00       0.36%       181,497.44       6.422      360         732        74.22
Alaska ...............        2          654,800.00       0.15        327,400.00       6.497      359         641        83.35
Arizona ..............      117       25,688,143.01       5.73        219,556.78       6.620      360         700        78.20
Arkansas .............        3          376,320.00       0.08        125,440.00       6.530      359         695        77.99
California ...........      478      149,171,667.53      33.30        312,074.62       6.483      360         705        73.91
Colorado .............       58       11,417,481.80       2.55        196,853.13       6.344      359         710        79.35
Connecticut ..........        7        1,484,198.17       0.33        212,028.31       6.047      357         730        68.14
Delaware .............        1          240,000.00       0.05        240,000.00       6.875      360         621        66.48
District Of Columbia..        1          324,827.00       0.07        324,827.00       6.250      360         704        80.00
Florida ..............      223       50,133,865.91      11.19        224,815.54       6.756      359         709        78.91
Georgia ..............       82       15,755,659.60       3.52        192,142.19       6.328      360         708        78.82
Hawaii ...............       19        8,018,940.67       1.79        422,049.51       6.566      360         726        73.99
Idaho ................       10        1,400,563.00       0.31        140,056.30       6.863      360         711        76.88
Illinois .............       58       13,153,766.70       2.94        226,789.08       6.536      360         709        75.72
Indiana ..............        4          625,497.07       0.14        156,374.27       6.844      360         743        82.04
Iowa .................        1           61,232.25       0.01         61,232.25       6.750      355         728        64.74
Kansas ...............        6          766,200.00       0.17        127,700.00       6.194      360         735        82.72
Kentucky .............       12        1,935,971.00       0.43        161,330.92       6.202      360         718        79.74
Louisiana ............        1          119,644.00       0.03        119,644.00       6.750      359         745        90.00
Maine ................        2          428,000.00       0.10        214,000.00       6.445      360         728        75.12
Maryland .............       55       14,655,895.97       3.27        266,470.84       6.481      360         700        77.91
Massachusetts ........       50       13,513,183.91       3.02        270,263.68       6.838      360         724        76.40
Michigan .............       28        4,721,876.94       1.05        168,638.46       6.450      360         723        78.24
Minnesota ............       13        2,643,720.00       0.59        203,363.08       6.750      360         702        75.98
Mississippi ..........        1           93,120.00       0.02         93,120.00       5.875      360         680        80.00
Missouri .............       12        1,809,824.21       0.40        150,818.68       6.533      360         693        78.05
Montana ..............        5          802,750.00       0.18        160,550.00       6.377      360         690        78.14
Nebraska .............        1          100,800.00       0.02        100,800.00       6.250      360         695        80.00
Nevada ...............      144       35,190,478.58       7.86        244,378.32       6.501      360         713        78.30
New Hampshire ........        3          737,200.00       0.16        245,733.33       6.344      360         687        73.61
New Jersey ...........       35        9,800,613.04       2.19        280,017.52       6.456      360         700        75.00
New Mexico ...........        5          716,824.00       0.16        143,364.80       6.878      359         667        84.26
New York .............       25        8,144,699.42       1.82        325,787.98       6.610      359         706        74.25

                                                                                                WEIGHTED               WEIGHTED
                                                                                     WEIGHTED   AVERAGE                 AVERAGE
                                                                                      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT   VALUE
GEOGRAPHIC AREA           LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------         ---------  -----------------  ----------  -----------------  --------  ---------  -----------  --------
North Carolina .......       21        4,359,838.05       0.97        207,611.34       6.540      360         722        80.46
Ohio .................       25        4,228,682.00       0.94        169,147.28       5.955      360         717        79.91
Oregon ...............       26        5,013,895.00       1.12        192,842.12       6.713      360         736        77.52
Pennsylvania .........       16        2,726,202.36       0.61        170,387.65       6.565      359         698        76.45
Rhode Island .........        4          798,500.00       0.18        199,625.00       6.731      360         758        70.21
South Carolina .......       18        2,858,228.00       0.64        158,790.44       6.669      360         723        80.65
Tennessee ............       12        1,840,700.00       0.41        153,391.67       6.398      360         718        81.66
Texas ................       37        6,687,098.84       1.49        180,732.40       6.501      360         721        79.80
Utah .................       14        2,942,722.07       0.66        210,194.43       6.262      360         735        71.08
Vermont ..............        3          777,500.00       0.17        259,166.67       7.266      360         695        85.48
Virginia .............       49       13,699,898.62       3.06        279,589.77       6.113      360         705        78.73
Washington ...........      100       22,941,460.12       5.12        229,414.60       6.442      360         707        76.43
West Virginia ........        1          188,000.00       0.04        188,000.00       6.375      360         725        61.04
Wisconsin ............       13        2,463,400.00       0.55        189,492.31       6.755      360         713        72.55
Wyoming ..............        1          120,000.00       0.03        120,000.00       6.500      360         716        80.00
                          -----     ---------------     ------
   TOTAL .............    1,811     $447,967,365.84     100.00%
                          =====     ===============     ======

----------
(1) As of the cut-off date, no more than approximately 0.710% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                  WEIGHTED               WEIGHTED
                                                                                       WEIGHTED   AVERAGE                 AVERAGE
                                                                                        AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                          NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT   VALUE
LOAN PURPOSE                LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------              ---------  -----------------  ----------  -----------------  --------  ---------  -----------  --------
Refinance (cash-out) ...      448     $111,511,404.41      24.89%       248,909.38       6.386      360         693        69.19
Purchase ...............    1,156      286,082,205.25      63.86        247,475.96       6.584      360         716        79.81
Refinance (rate/term) ..      207       50,373,756.18      11.24        243,351.48       6.426      360         702        73.24
                            -----     ---------------     ------
   TOTAL ...............    1,811     $447,967,365.84     100.00%
                            =====     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED               WEIGHTED
                                                                                         WEIGHTED   AVERAGE                 AVERAGE
                                                                                          AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                            NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     AVERAGE    LOAN-TO-
                             MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT   VALUE
PROPERTY TYPE                 LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------               ---------  -----------------  ----------  -----------------  --------  ---------  -----------  --------
2-4 Family Residence .....       87     $ 30,140,194.41       6.73%       346,439.02       6.739      360         713        73.82
Condominium Hotel ........        2          529,493.00       0.12        264,746.50       6.952      360         736        72.70
Cooperative ..............        2          424,109.00       0.09        212,054.50       6.472      360         733        68.05
High-Rise Condominium ....       20        5,811,201.00       1.30        290,560.05       6.417      360         719        77.11
Low-Rise Condominium .....      332       73,607,778.38      16.43        221,710.18       6.511      360         720        78.00
Planned Unit Development..      545      137,664,806.39      30.73        252,595.98       6.494      360         707        78.54
Single Family Residence...      823      199,789,783.66      44.60        242,757.94       6.503      360         704        74.79
                              -----     ---------------     ------
   TOTAL .................    1,811     $447,967,365.84     100.00%
                              =====     ===============     ======

                               OCCUPANCY TYPES(1)

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------                  ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
Investment Property ..........      197     $ 44,547,748.25       9.94%     226,130.70      6.944      360        719      73.63
Primary Residence ............    1,463      369,364,108.61      82.45      252,470.34      6.455      360        706      76.64
Secondary Residence ..........      151       34,055,508.98       7.60      225,533.17      6.633      359        718      77.74
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                              WEIGHTED
                                                                                          WEIGHTED  WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT    FICO    LOAN-TO-
REMAINING TERM                   MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)    SCORE   RATIO(%)
--------------------            ---------  -----------------  ----------  --------------  --------  --------  --------
360 ..........................    1,501     $372,207,593.57      83.09%     247,973.08      6.543      709      75.95
359 ..........................      199       47,687,253.13      10.65      239,634.44      6.455      703      78.64
358 ..........................       57       13,920,196.90       3.11      244,213.98      6.395      708      80.15
357 ..........................       25        6,985,678.36       1.56      279,427.13      6.092      708      77.25
356 ..........................        9        2,845,192.50       0.64      316,132.50      6.526      703      76.81
355 ..........................        7        1,390,083.18       0.31      198,583.31      6.066      720      84.57
354 ..........................        5        1,232,755.04       0.28      246,551.01      5.984      710      77.44
353 ..........................        2          522,210.70       0.12      261,105.35      6.650      658      90.19
352 ..........................        1           43,844.29       0.01       43,844.29      6.250      715      80.00
351 ..........................        4          797,360.00       0.18      199,340.00      6.119      721      78.65
348 ..........................        1          335,198.17       0.07      335,198.17      5.500      773      52.31
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PROGRAM                      LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                    ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
5/1 - One-Year LIBOR .........    1,203     $294,058,983.80      65.64%     244,438.06      6.435      360        707      77.15
5/1 - One-Year CMT ...........        9        2,202,215.63       0.49      244,690.63      6.164      359        721      71.48
7/1 - One-Year LIBOR .........      597      151,414,416.41      33.80      253,625.49      6.681      360        712      75.09
7/1 - One-Year CMT ...........        2          291,750.00       0.07      145,875.00      7.358      360        746      79.62
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                                GROSS MARGINS(1)

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------                ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
1.875 ........................        1     $    214,400.00       0.05%     214,400.00      5.875      357        717      80.00
2.250 ........................    1,739      431,668,413.63      96.36      248,227.95      6.503      360        709      76.02
2.500 ........................        4          957,951.77       0.21      239,487.94      6.069      358        702      77.56
2.625 ........................        1          344,250.00       0.08      344,250.00      6.625      360        655      85.00
2.750 ........................       19        4,670,445.64       1.04      245,812.93      6.479      359        700      81.32
2.875 ........................       21        4,170,553.62       0.93      198,597.79      6.545      360        675      89.59
3.000 ........................        4          992,700.00       0.22      248,175.00      7.817      360        709      90.00
3.125 ........................       13        2,674,433.21       0.60      205,725.63      7.421      359        685      93.12
3.250 ........................        7        1,709,917.97       0.38      244,274.00      7.772      359        728      92.69
3.500 ........................        2          564,300.00       0.13      282,150.00      7.695      358        673      89.22
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.274%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
July 1, 2010 .................        4     $    797,360.00       0.18%     199,340.00      6.119      351        721      78.65
August 1, 2010 ...............        1           43,844.29       0.01       43,844.29      6.250      352        715      80.00
September 1, 2010 ............        2          522,210.70       0.12      261,105.35      6.650      353        658      90.19
October 1, 2010 ..............        5        1,232,755.04       0.28      246,551.01      5.984      354        710      77.44
November 1, 2010 .............        7        1,390,083.18       0.31      198,583.31      6.066      355        720      84.57
December 1, 2010 .............        9        2,845,192.50       0.64      316,132.50      6.526      356        703      76.81
January 1, 2011 ..............       22        6,234,769.08       1.39      283,398.59      6.034      357        703      78.61
February 1, 2011 .............       48       11,946,164.23       2.67      248,878.42      6.413      358        706      78.76
March 1, 2011 ................      182       43,856,676.15       9.79      240,970.75      6.447      359        704      78.98
April 1, 2011 ................      903      220,318,629.26      49.18      243,985.19      6.449      360        708      76.60
May 1, 2011 ..................       29        7,073,515.00       1.58      243,914.31      6.373      360        691      74.84
January 1, 2013 ..............        3          750,909.28       0.17      250,303.09      6.570      357        749      65.93
February 1, 2013 .............        8        1,912,953.66       0.43      239,119.21      6.145      358        726      84.58
March 1, 2013 ................       19        4,226,854.16       0.94      222,466.01      6.532      359        702      75.04
April 1, 2013 ................      543      137,641,882.31      30.73      253,484.13      6.693      360        712      75.17
May 1, 2013 ..................       26        7,173,567.00       1.60      275,906.42      6.715      360        706      72.07
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                             AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF    PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF NUMBER OF MONTHS TO     MORTGAGE  PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS       OUTSTANDING        POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
51 - 84 ......................    1,785     $440,793,798.84      98.40%     246,943.30      6.514      360        709      76.50
85 and above .................       26        7,173,567.00       1.60      275,906.42      6.715      360        706      72.07
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
9.250.........................        2     $    772,784.00       0.17%       386,392.00       4.250      357        753      80.00
9.500.........................        1          295,200.00       0.07        295,200.00       4.500      360        799      80.00
9.625.........................        1          192,160.00       0.04        192,160.00       4.625      360        695      80.00
9.750.........................        3          505,650.00       0.11        168,550.00       4.750      360        688      84.22
9.875.........................        3          870,600.00       0.19        290,200.00       4.875      359        765      77.59
10.000........................        4          866,330.00       0.19        216,582.50       5.000      360        702      67.73
10.125........................       14        3,839,667.00       0.86        274,261.93       5.125      359        687      80.94
10.250........................        8        2,459,818.41       0.55        307,477.30       5.250      359        701      76.29
10.375........................       12        2,649,662.51       0.59        220,805.21       5.375      359        689      77.67
10.500........................       32        8,032,948.59       1.79        251,029.64       5.500      359        708      71.54
10.625........................       39       10,436,556.10       2.33        267,604.00       5.625      360        699      75.01
10.750........................       53       12,738,984.66       2.84        240,358.20       5.750      359        719      71.09
10.875........................      104       27,130,765.49       6.06        260,872.75       5.868      360        715      74.77
11.000........................       89       23,380,544.39       5.22        262,702.75       6.000      360        705      74.68
11.125........................       90       22,717,123.31       5.07        252,412.48       6.125      360        715      76.22
11.250........................      159       38,719,171.35       8.64        243,516.80       6.250      360        707      76.10
11.375........................      137       33,822,302.81       7.55        246,878.12       6.369      360        710      77.25
11.500........................      178       43,139,000.73       9.63        242,353.94       6.492      360        709      76.93
11.625........................      122       28,100,431.12       6.27        230,331.40       6.581      360        720      73.42
11.750........................      151       36,748,709.37       8.20        243,368.94       6.718      360        710      77.33
11.875........................      174       43,849,904.80       9.79        252,010.95       6.788      360        707      76.05
12.000........................       84       20,965,820.05       4.68        249,593.10       6.914      360        715      77.55
12.125........................       46       11,436,583.80       2.55        248,621.39       6.982      360        715      73.50
12.250........................       39        9,933,445.71       2.22        254,703.74       7.148      360        686      78.09
12.375........................       66       17,109,532.35       3.82        259,235.34       7.253      360        712      79.26
12.500........................       87       20,583,281.76       4.59        236,589.45       7.392      360        704      78.52
12.625........................       44       10,733,913.78       2.40        243,952.59       7.494      360        695      80.71
12.750........................       40        8,746,452.54       1.95        218,661.31       7.533      360        702      78.85
12.875........................       13        3,380,393.00       0.75        260,030.23       7.707      360        675      79.91
13.000........................        5        1,225,625.34       0.27        245,125.07       7.301      359        660      84.08
13.125........................        3          849,890.30       0.19        283,296.77       7.724      360        728      91.37
13.250........................        2          491,510.00       0.11        245,755.00       8.250      360        730      88.76

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
13.375........................        1          223,200.00       0.05        223,200.00       8.375      360        631      88.02
13.500........................        2          441,047.57       0.10        220,523.79       8.077      359        692      87.88
13.625........................        2          420,855.00       0.09        210,427.50       8.625      359        717      93.19
13.875........................        1          157,500.00       0.04        157,500.00       8.875      360        668      90.00
                                  -----     ---------------     ------
   TOTAL......................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans was approximately 11.564% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
2.000.........................       92     $ 22,314,475.70       4.98%       242,548.65       6.233      360        701      71.55
5.000.........................     1719      425,652,890.14      95.02        247,616.57       6.532      360        709      76.68
                                  -----     ---------------     ------
   TOTAL......................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
SUBSEQUENT                       MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
PERIODIC RATE CAP (%)             LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------           ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
2.000.........................    1,811     $447,967,365.84     100.00%       247,359.12       6.517      360        709      76.43
                                  -----     ---------------     ------
   TOTAL......................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                            MINIMUM MORTGAGE RATES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
MINIMUM MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
1.875.........................        1     $    214,400.00       0.05%       214,400.00       5.875      357        717      80.00
2.250.........................    1,739      431,668,413.63      96.36        248,227.95       6.503      360        709      76.02
2.500.........................        4          957,951.77       0.21        239,487.94       6.069      358        702      77.56
2.625.........................        1          344,250.00       0.08        344,250.00       6.625      360        655      85.00
2.750.........................       19        4,670,445.64       1.04        245,812.93       6.479      359        700      81.32
2.875.........................       21        4,170,553.62       0.93        198,597.79       6.545      360        675      89.59
3.000.........................        4          992,700.00       0.22        248,175.00       7.817      360        709      90.00
3.125.........................       13        2,674,433.21       0.60        205,725.63       7.421      359        685      93.12
3.250.........................        7        1,709,917.97       0.38        244,274.00       7.772      359        728      92.69
3.500.........................        2          564,300.00       0.13        282,150.00       7.695      358        673      89.22
                                  -----     ---------------     ------
   TOTAL......................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans was approximately 2.274% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INTEREST-ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
N/A ..........................      165    $ 37,788,818.95      8.44%     229,023.15      6.459      359        714      72.45
60 ...........................    1,031     255,608,516.89     57.06      247,922.91      6.456      360        707      77.61
84 ...........................      463     120,302,022.00     26.86      259,831.58      6.699      360        709      75.48
120 ..........................      152      34,268,008.00      7.65      225,447.42      6.400      360        713      75.34
                                  -----    ---------------    ------
   TOTAL .....................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------        ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
N/A ..........................    1,351    $332,228,620.53     74.16%     245,913.12      6.497      360        709      76.17
12 ...........................      260      69,585,009.13     15.53      267,634.65      6.496      360        704      76.76
36 ...........................       95      23,086,312.16      5.15      243,013.81      6.663      360        709      76.14
60 ...........................      105      23,067,424.02      5.15      219,689.75      6.727      359        710      79.50
                                  -----    ---------------    ------
   TOTAL .....................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2006-HY11, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

     In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things:

     - the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     - the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument,

     - an assignment in recordable form of the mortgage or a copy of such assignment,

     - the original or a copy of the title policy with respect to the related mortgaged property, and

     - if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor).

     With respect to up to 50% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller.

     The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Mortgage Loans delivered to it on the closing date within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related Mortgage Loan from the issuing entity at the purchase price described in the prospectus under "Loan Program -- Representations by Sellers; Repurchases." Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (referred to as a "DELETED MORTGAGE LOAN") from the issuing entity and substitute in its place another mortgage loan (referred to as a "REPLACEMENT MORTGAGE LOAN"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "CODE"). Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

          - have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "SUBSTITUTION ADJUSTMENT AMOUNT")),

          - have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted mortgage loan,

          - have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the deleted mortgage loan,

          - have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

          - have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

          - have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

          - have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

          - comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

UNDERWRITING PROCESS

GENERAL

     All Mortgage Loans in the issuing entity will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans has been originating loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Loan Program -- Underwriting Standards" in the prospectus.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). Approximately 17.05% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "DEBT-TO-INCOME" ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest-only 3/1 Mortgage Loan or 3/27 Mortgage Loan or an interest-only or fully amortizing 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

     Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     Approximately 51.01% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

EXPANDED UNDERWRITING GUIDELINES

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Mortgage Loans originated under either the No Income/No Asset Documentation Program or the Reduced Documentation Program pursuant to which debt-to-income ratios are not calculated as described above will comprise approximately 6.71% of the Mortgage Loans, by Cut-off Date Pool Principal Balance.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     As of the cut-off date, approximately 2.04% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

     Approximately 48.99% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

     The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than the servicing of home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans, Inc., a New York corporation, is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

     Except as otherwise indicated, references in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                               CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          -------------------------------------------------------------------------------
                                           TEN MONTHS                                                        THREE MONTHS
                                              ENDED                  YEARS ENDED DECEMBER 31,                    ENDED
                                          DECEMBER 31,   -------------------------------------------------     MARCH 31,
                                              2001          2002         2003         2004         2005          2006
                                          ------------   ----------   ----------   ----------   ----------   ------------
                                                         (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans ....................      504,975        999,448    1,517,743      846,395      809,630      164,665
   Volume of Loans ....................     $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675     $ 32,068
      Percent of Total Dollar Volume ..         61.7%          59.6%        54.2%        38.2%        34.1%        31.0%
Conventional Non-conforming Loans
   Number of Loans ....................      137,593        277,626      554,571      509,711      826,178      155,746
   Volume of Loans ....................     $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217     $ 48,204
      Percent of Total Dollar Volume ..         17.9%          24.5%        31.4%        38.7%        45.9%        46.6%
FHA/VA Loans
   Number of Loans ....................      118,734        157,626      196,063      105,562       80,528       20,487
   Volume of Loans ....................     $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712     $  2,878
      Percent of Total Dollar Volume ..         11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans ....................      164,503        316,049      453,817      587,046      683,887      165,076
   Volume of Loans ....................     $  5,639     $   11,650   $   18,103   $   30,893   $   42,706     $ 11,063
      Percent of Total Dollar Volume ..          4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans ....................       43,359         63,195      124,205      250,030      278,112       59,226
   Volume of Loans ....................     $  5,580     $    9,421   $   19,827   $   39,441   $   44,637     $  9,205
      Percent of Total Dollar Volume ..          4.5%           3.7%         4.6%        11.0%         9.1%         8.9%
Total Loans
   Number of Loans ....................      969,164      1,813,944    2,846,399    2,298,744    2,678,335      565,200
   Volume of Loans ....................     $123,969     $  251,901   $  434,864   $  363,006   $  490,947     $103,418
   Average Loan Amount ................     $128,000     $  139,000   $  153,000   $  158,000   $  183,000     $183,000
   Non-Purchase Transactions(1) .......           63%            66%          72%          51%          53%          55%
   Adjustable-Rate Loans(1) ...........           12%            14%          21%          52%          52%          50%

----------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

LOAN SERVICING

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          -    collecting, aggregating and remitting mortgage loan payments;

          -    accounting for principal and interest;

          - holding escrow (impound) funds for payment of taxes and insurance;

          -    making inspections as required of the mortgaged properties;

          - preparation of tax related information in connection with the mortgage loans;

          -    supervision of delinquent mortgage loans;

          -    loss mitigation efforts;

          - foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          - generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

COLLECTION PROCEDURES

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "EXPENSE FEE RATE" is the per annum rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate; (b) the trustee fee as provided in the pooling and servicing agreement and (c) lender paid mortgage insurance premiums, if any.

     The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and is 0.375% per annum after the initial Adjustment Date for that Mortgage Loan, in each case of the Stated Principal Balance of such Mortgage Loan. In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), prepayment interest excess and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates--Fees and Expenses". All prepayment charges will be collected by the master servicer, will be distributed to the Class P Certificates and will not be available for distribution to the classes of offered certificates.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from April 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date (such reduction, "COMPENSATING INTEREST"). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the amounts payable by the master servicer as Compensating Interest on the related Distribution Date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

     Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to

     - the aggregate of payments of principal and interest on the Mortgage Loans (net of the related Master Servicing Fee) that were due on the related Due Date and that were delinquent on the related Determination Date, and

     - an amount equivalent to interest (net of the related Master Servicing Fee Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any income on the property).

     The "DETERMINATION DATE" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

     An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               THE ISSUING ENTITY

     In connection with the issuance of the certificates, the depositor has formed Alternative Loan Trust 2005-HY11, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement. Alternative Loan Trust 2005-HY11 is referred to in this prospectus supplement as the "ISSUING ENTITY" and is referred to in the prospectus as the "TRUST" or "TRUST FUND". The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

     The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200604. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     - prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

     - in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

     We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's Mortgage Loans will perform in the same way that any of those pools has performed.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-HY11 consist of the Class A-1, Class A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this prospectus supplement.

     When describing the certificates in this prospectus supplement, we use the following terms:

        DESIGNATION                                    CLASSES OF CERTIFICATES
        -----------                                    -----------------------
   Senior Certificates                     Class A-1, Class A-2 and Class A-R Certificates

Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                    Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

   LIBOR Certificates          Class A-1 and Class A-2 Certificates and the Subordinated Certificates

  Offered Certificates                    Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

           CLASS                                       TYPE
           -----                                       ----
Class A-1 Certificates:      Senior/ Super Senior/ Floating Pass-Through Rate

Class A-2 Certificates:         Senior/ Support/ Floating Pass-Through Rate

Class A-R Certificates:                    Senior/REMIC Residual

Subordinated Certificates:        Subordinate/ Floating Pass Through Rate

Class P Certificates:                       Prepayment Charges

Class C Certificates:                            Residual

     The Class C and Class P Certificates are not offered by this prospectus supplement. Any information presented in this prospectus supplement with respect to the Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this prospectus supplement.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

- all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

-    the Applied Realized Loss Amounts allocated to the class;

and, increased by

- to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans will first be allocated to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class A-1 Certificates.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of

$1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-- Book-Entry Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the Mortgage Loans, including principal prepayments;

     - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     -    all payments on account of prepayment charges on the Mortgage Loans;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

     - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     - to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the Trustee Fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "-- Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

THE SUPPLEMENTAL INTEREST TRUST

     The trustee, in its capacity as trustee of the supplemental interest trust (the "SUPPLEMENTAL INTEREST TRUST" and the trustee, in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE"), will establish and maintain two accounts as part of the supplemental interest trust, the Class A-1 Swap Account (the "CLASS A-1 SWAP ACCOUNT") and the Certificate Swap Account (the "CERTIFICATE SWAP ACCOUNT") on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty, in the case of the Class A-1 Swap Contract, and the LIBOR Certificates and the Swap Counterparty, in the case of the Certificate Swap Contract.

     On each Distribution Date, the trustee will deposit into the Class A-1 Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution
Date) required for payment to the Swap Counterparty in respect of the Class A-1 Swap Contract, or any amounts received from the Swap Counterparty in respect of the Class A-1 Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." On each Distribution Date, following the deposit to the Class A-1 Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Class A-1 Swap Account for payment to the Swap Counterparty or distribution to the holders of the Class A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Class A-1 Swap Contract.

     On each Distribution Date, the trustee will deposit into the Certificate Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) required for payment to the Swap Counterparty in respect of the Certificate Swap Contract, or any amounts received from the Swap Counterparty in respect of the Certificate Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." On each Distribution Date, following the deposit to the Certificate Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Certificate Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Certificate Swap Contract.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the pooling and servicing agreement.

     The Class A-1 Swap Account and the Certificate Swap Account. Funds in the Class A-1 Swap Account and the Certificate Swap Account will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                  AMOUNT               GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
    --------------------                  ------               ---------------                ----------                 ---------
FEES

Master Servicing Fee /       One-twelfth of the Stated         Compensation     Amounts on deposit in the Certificate  Monthly
Master Servicer              Principal Balance of each                          Account representing payments of
                             Mortgage Loan multiplied by the                    interest and application of
                             Master Servicing Fee Rate (3)                      liquidation proceeds with respect to
                                                                                that Mortgage Loan

                             -    All late payment fees,       Compensation     Payments made by obligors with         Time to time
                                  assumption fees and other                     respect to the Mortgage Loans
                                  similar charges (excluding
                                  prepayment charges)

                             -    All investment income        Compensation     Investment income related to the       Monthly
                                  earned on amounts on                          Certificate Account and the
                                  deposit in the Certificate                    Distribution Account
                                  Account and Distribution
                                  Account

                             -    Excess Proceeds (4)          Compensation     Liquidation proceeds and Subsequent    Time to time
                                                                                Recoveries

Trustee Fee (the "TRUSTEE    One-twelfth of the Trustee Fee    Compensation     Amounts on deposit in the Certificate  Monthly
Fee") / Trustee              Rate multiplied by the aggregate                   Account or the Distribution Account
                             Stated Principal Balance of the
                             outstanding Mortgage Loans (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the master   Reimbursement    To the extent the expenses are         Time to time
Servicer                     servicer                          of Expenses      covered by an insurance policy with
                                                                                respect to the Mortgage Loan

Servicing Advances / Master  To the extent of funds            Reimbursement    With respect to each Mortgage Loan,    Time to time
Servicer                     available, the amount of any      of Expenses      late recoveries of the payments of
                             Servicing Advances                                 the costs and expenses, liquidation
                                                                                proceeds, Subsequent Recoveries,
                                                                                purchase proceeds or repurchase
                                                                                proceeds for that Mortgage Loan (6)

Indemnification expenses /   Amounts for which the sellers,   Indemnification   Amounts on deposit on the              Monthly
the sellers, the master      the master servicer and                            Certificate Account.
servicer and the depositor   depositor are entitled to
                             indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and 0.375% per annum after the initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be
(x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "RECORD Date").

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

               (3) all advances relating to interest in respect of the Mortgage Loans,

               (4) amounts paid by the master servicer in respect of Compensating Interest, and

               (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans,

               (5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period, minus

          (b) all advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     General. On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this prospectus supplement under "-- Overcollateralization Provisions."

     The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for the LIBOR Certificates (other than the Class A-1 Certificates) will be subject to the Net Rate Cap. The Class A-1 Certificates will be subject to the Net Rate Cap only if the Class A-1 Swap Contract terminates early. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity from the Certificate Swap Contract that is available for that purpose.

     Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority:

          (1) concurrently, to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, the amount of any Net Swap Payment due to the Swap Counterparty and the amount of any Termination Payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) under either of the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date, pro rata, based on the amounts of any such payments;

          (2) concurrently, to each class of senior certificates, Current Interest and Interest Carry Forward amounts, pro rata based on their respective entitlements, but, with respect to the Class A-1 Certificates, only to the extent of the Weighted Average Adjusted Net Mortgage Rate;

          (3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, Current Interest for each such class; and

          (4) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

     Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

     LIBOR Certificates.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

     (2) the Net Rate Cap for such Distribution Date, provided that the Net Rate Cap will not apply to the Class A-1 Certificates unless the Class A-1 Swap Contract terminates early.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

                              PASS-THROUGH MARGIN
                              -------------------
CLASS OF LIBOR CERTIFICATES      (1)        (2)
---------------------------     -----      -----
Class A-1                       0.120%(3)  0.240%(3)
Class A-2                       0.280%     0.560%
Class M-1                       0.360%     0.540%
Class M-2                       0.380%     0.570%
Class M-3                       0.400%     0.600%
Class M-4                       0.420%     0.630%
Class M-5                       0.520%     0.780%
Class M-6                       0.530%     0.795%
Class M-7                       0.600%     0.900%
Class M-8                       1.100%     1.650%
Class M-9                       1.250%     1.875%
Class M-10                      2.250%     3.375%
Class M-11                      2.250%     3.375%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

(3) In the event that the Class A-1 Swap Contract terminates before the Class A-1 Swap Contract Termination Date, the Pass-Through Margin for the Class A-1 Certificates will increase by 0.10% on or prior to the Optional Termination Date and will increase by 0.20% after the Optional Termination Date.

     Class A-R Certificates.

     The Pass-Through Rate for the Class A-R Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Accrual Period for the first Distribution Date is expected to be approximately 6.242% per annum.

     Definitions Related to Interest Calculations.

     The "ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. The Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

     The "INTEREST FUNDS" for any Distribution Date is equal to the Interest Remittance Amount minus the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of offered certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE " for each Distribution Date is the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period.

     The "NET RATE CAP" for each Distribution Date is:

     -    (A) the Weighted Average Adjusted Net Mortgage Rate, minus

     -    (B) the Swap Adjustment Rate for such Distribution Date;

     The "SWAP ADJUSTMENT RATE " for each Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of
(i) the sum of (a) the product of the Net Swap Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (b) any Swap Termination Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     The "NET RATE CARRYOVER" for a class of LIBOR Certificates on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

PRINCIPAL

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

     (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:

          (A) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (B) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (C) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective Class Certificate Balances are reduced to zero; and

          (D) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:

          (A) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the Senior Principal Distribution Target Amount, until their respective Class Certificate Balances are reduced to zero;

          (B) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

          (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     Definitions Related to Principal Distributions.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

     The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is the sum of:

          (1) the Principal Remittance Amount and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty under either the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date, and

          (2) the Extra Principal Distribution Amount for such Distribution
Date.

     "SENIOR PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

     (2) the lesser of (i) approximately 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any class of subordinated certificates and Distribution Date will equal the excess of:

     (1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

     (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

     provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

             Initial Target   Stepdown Target
              Subordination    Subordination
               Percentage        Percentage
             --------------   ---------------
Class M-1         4.95%            9.90%
Class M-2         4.25%            8.50%
Class M-3         3.50%            7.00%
Class M-4         3.15%            6.30%
Class M-5         2.80%            5.60%
Class M-6         2.45%            4.90%
Class M-7         2.10%            4.20%
Class M-8         1.75%            3.50%
Class M-9         1.40%            2.80%
Class M-10        0.90%            1.80%
Class M-11        0.50%            1.00%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement.

     "OC FLOOR" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date, the OC Floor.

     "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in May 2009 and
     (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that

     Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).

     A "TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" with respect to a Distribution Date exists if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

DISTRIBUTION DATE           PERCENTAGE
-----------------           ----------
May 2008 - April 2009....   0.20% with respect to May 2008, plus an additional
                            1/12th of 0.25% for each month thereafter through
                            April 2009

May 2009 - April 2010....   0.45% with respect to May 2009, plus an additional
                            1/12th of 0.30% for each month thereafter through
                            April 2010

May 2010 - April 2011....   0.75% with respect to May 2010, plus an additional
                            1/12th of 0.35% for each month thereafter through
                            April 2011

May 2011 - April 2012....   1.10% with respect to May 2011, plus an additional
                            1/12th of 0.20% for each month thereafter through
                            April 2012

May 2012 and thereafter..   1.30%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (4) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(D) or (2)(C), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

     With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

          (1) to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

          (2) sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to any Interest Carry Forward Amount for each such class;

          (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

          (4) sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

          (6) sequentially, to the Class A-1 Certificates and Class A-2 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

          (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

          (8) to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, an amount equal to any Swap Termination Payment due to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract as a result of a Swap Counterparty Trigger Event, and;

          (9) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

THE SWAP CONTRACTS

     The supplemental interest trust will have the benefit of two interest rate swap contracts (each a "SWAP CONTRACT " and, collectively, the "SWAP CONTRACTS":

          - the "CLASS A-1 SWAP CONTRACT," for the benefit of the Class A-1 Certificates, and

          - the "CERTIFICATE SWAP CONTRACT ," for the benefit of the LIBOR Certificates.

     The Class A-1 Swap Contract and the Certificate Swap Contract will be evidenced by a confirmation between the supplemental interest trustee and Deutsche Bank AG, New York Branch (the "SWAP COUNTERPARTY)," which is a branch of Deutsche Bank Aktiengesellschaft ("DEUTSCHE BANK, AG").

     Deutsche Bank AG is a banking institution and a stock corporation incorporated under the laws of Germany. The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank AG, New York Branch was established in 1978 and is licensed by the New York Superintendent of Banks. It is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also examined by the Federal Reserve Bank of New York. Deutsche Bank AG's long-term senior debt has been assigned a rating of AA- by S&P, Aa3 by Moody's and AA- by Fitch Ratings.

     The rights and obligations of both the supplemental interest trustee and the Swap Counterparty are as set forth in the documentation associated with each swap contract, including, without limitation, an ISDA Master Agreement (1992-Multicurrency-Cross Border), dated April 28, 2006, the Schedule thereto (together, with the ISDA Master Agreement, the "ISDA MASTER AGREEMENT" and the two aforementioned confirmations thereunder. Each swap contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives

Association, Inc. The swap contracts will not be assets of the issuing entity but will, instead, be assets of the supplemental interest trust created under the pooling and servicing agreement.

     Class A-1 Swap Contract

     On each Distribution Date on or prior to the earlier of (i) the Distribution Date in June 2036 and (ii) the Distribution Date upon which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero (either such date, the "CLASS A-1 SWAP CONTRACT TERMINATION DATE"), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

     (a) the lesser of (1) the sum of (A) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date and (B) 0.10% per annum for any Distribution Date on or before the Optional Termination Date and 0.20% per annum for any Distribution Date after the Optional Termination Date and (2) the Weighted Average Adjusted Net Mortgage Rate,

     (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

     (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     In addition, on the business day preceding each Distribution Date on or prior to the Class A-1 Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

     (a) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date,

     (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

     (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     If, on any Distribution Date, a Net Swap Payment is payable from the Swap Counterparty to the supplemental interest trustee with respect to the Class A-1 Swap Contract, such amount will first be reduced (but not below zero) by any distribution to the Class A-1 Certificates pursuant to priority (1) set forth below under "-- Distributions From the Certificate Swap Account."

     Certificate Swap Contract

     On each Distribution Date on or prior to the Distribution Date in March 2011 (the "CERTIFICATE SWAP CONTRACT TERMINATION Date "), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

     (i) a fixed rate of 5.2625% per annum,

     (ii) the Certificate Swap Contract Notional Balance for such Distribution Date and

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

     In addition, on the business day preceding each Distribution Date on or prior to the Certificate Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the Certificate Swap Contract Notional Balance for such Distribution Date and

     (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     The "CERTIFICATE SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table.

    MONTH OF        SWAP CONTRACT
  DISTRIBUTION        NOTIONAL
      DATE           BALANCE ($)
----------------   --------------
June 2006.......   434,736,979.60
July 2006.......   421,976,143.82
August 2006.....   409,589,720.74
September 2006..   397,566,728.56
October 2006....   385,896,507.48
November 2006...   374,568,710.26
December 2006...   363,573,293.11
January 2007....   352,900,506.73
February 2007...   342,540,887.69
March 2007......   332,485,250.10
April 2007......   322,724,677.41
May 2007........   313,250,514.53
June 2007.......   304,054,360.21
July 2007.......   295,128,059.53
August 2007.....   286,463,696.72
September 2007..   278,053,588.14
October 2007....   269,890,275.47
November 2007...   261,966,519.12
December 2007...   254,275,291.79
January 2008....   246,809,772.27
February 2008...   239,563,339.39
March 2008......   232,529,566.13
April 2008......   225,702,213.99
May 2008........   219,075,227.39
June 2008.......   212,642,728.37
July 2008.......   206,399,011.33
August 2008.....   200,338,538.01
September 2008..   194,455,932.58
October 2008....   188,745,976.85
November 2008...   183,203,605.69
December 2008...   177,823,902.52
January 2009....   172,602,094.94
February 2009...   167,533,550.53
March 2009......   162,613,772.73
April 2009......   157,838,396.88
May 2009........   153,203,186.29
June 2009.......   148,704,028.57
July 2009.......   144,336,931.93
August 2009.....   140,098,021.66
September 2009..   135,983,536.71
October 2009....   131,989,826.31
November 2009...   128,113,346.80
December 2009...   124,350,658.46
January 2010....   120,698,422.45
February 2010...   117,153,397.87
March 2010......   113,712,438.87
April 2010......   110,372,491.88
May 2010........   107,130,592.92
June 2010.......   103,983,864.92
July 2010.......   100,929,515.21
August 2010.....    97,964,833.06
September 2010..    95,087,187.22
October 2010....    92,294,023.66
November 2010...    89,582,863.24
December 2010...    86,951,299.56
January 2011....    84,353,660.65
February 2011...    81,875,675.74
March 2011 .....    70,229,113.59

     Net Swap Payments; Application of Net Swap Payments

     With respect to each of the Class A-1 Swap Contract and the Certificate Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding subsections over the payment that it is entitled to receive from that other party as also described in the two preceding subsections. Under both the Class A-1 Swap Contract and the Certificate Swap Contract, any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

     In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause
(5) under "-- Overcollateralization Provisions" above and deposit such amount in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Class A-1 Swap Contract, the supplemental interest trustee will deposit such payment into the Class A-1 Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class A-1 Certificates to pay Current Interest and Interest Carry Forward Amounts to the Class A-1 Certificates. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Class A-1 Swap Account for distribution to the Class A-1 Certificates with respect to any Distribution Date will remain in the Class A-1 Swap Account for distribution to the Class A-1 certificateholders on future Distribution Dates for the purposes described in this paragraph.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Certificate Swap Contract, the supplemental interest trustee will deposit such payment into the Certificate Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Certificate Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Certificate Swap Account for distribution to the LIBOR certificateholders on future Distribution Dates for the purposes described in this paragraph.

     Distributions From the Certificate Swap Account

     On each Distribution Date, following the distributions of Excess Cashflow described under " -- Overcollateralization Provisions," the supplemental interest trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

          (1) concurrently to the holders of the Class A-1 and Class A-2 Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

          (2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

          (3) concurrently, to the holders of the Class A-1 and Class A-2 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

          (4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

          (5) to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under " -- Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount would be distributed to such classes as described under " -- Overcollateralization Provisions" above;

          (6) concurrently, to the holders of the Class A-1 and Class A-2 Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

          (7) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

     Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (5), (6) and (7) above shall not, on any Distribution Date, exceed to cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

     Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the supplemental interest trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under either the Class A-1 Swap Contract or the Certificate Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

     Early Termination of the Swap Contracts; Swap Termination Payments

     The Class A-1 Swap Contract and Certificate Swap Contract will each be subject to early termination upon an event of default or a termination event under the related swap contract. Events of default under both swap contracts include, among other things:

- failure to make a payment due under the related swap contract, three business days after notice of such failure is received,

-    certain insolvency or bankruptcy events, and

- a merger by the Swap Counterparty without an assumption of its obligations under the related swap contract.

     Termination events under both swap contracts include, among other things:

- illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the related swap contract or guaranty, as applicable),

- a tax event (which generally relates to either party to the related swap contract receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

- a tax event upon merger (which generally relates to either party receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

     In addition to the termination events specified above, each of the Class A-1 Swap Contract and Certificate Swap Contract will be subject to Additional Termination Events (as defined in the ISDA Master Agreement). These Additional Termination Events will occur under both swap contracts if:

- there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without the prior written consent of the Swap Counterparty.

- the rating, by any Rating Agency, of either the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "SWAP COUNTERPARTY RATING DOWNGRADE") as specified in the related swap contract and the Swap Counterparty does not take certain action as specified in the related swap contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee on terms substantially similar to the related swap contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the related swap contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

- the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in each swap contract, and the Swap Counterparty fails to transfer the related swap contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related swap contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under a swap contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under a swap contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the related swap contract as a result of an early termination of a swap contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Class A-1 Swap or the Certificate Swap, that Swap Termination Payment will be deposited in the Class A-1 Swap Account or the Certificate Swap Account, as applicable, and distributed to the holders of the related classes of certificates covered by the swap contract on future Distribution Dates to pay amounts as discussed above under "Net Swap Payments; Application of Net Swap Payments and Distributions From the Certificate Swap Account."

     Additional Matters Regarding the Swap Contracts

     The significance percentage for both the Class A-1 Swap Contract and the Certificate Swap Contract is less than 10%. The "SIGNIFICANCE PERCENTAGE" for each swap contract is the percentage that the significance estimate of that swap contract represents of the aggregate Class Certificate Balance of the Certificates related to that swap contract. The "SIGNIFICANCE ESTIMATE" of each swap contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of that swap contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The certificates do not represent an obligation of the Swap Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under either of the Class A-1 Swap Contract or the Certificate Swap Contract and will not have any right to proceed directly against the Swap counterparty or the supplemental interest trustee in respect of their obligations under either of the Class A-1 Swap Contract or the Certificate Swap Contract.

     Both the Class A-1 Swap Contract and Certificate Swap Contract will be filed with the SEC as exhibits to a Current Report on Form 8-K after the closing date.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the trustee and

          (3) which are not controlling, controlled by, or under common control with, the depositor, Countrywide Servicing or any successor master servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under "--Overcollateralization Provisions" above.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7 Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero, if the aggregate Class Certificate Balance of the senior certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first to reduce the Class Certificate Balance of the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero, and then to reduce the Class Certificate Balance of the Class A-1 Certificates. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.

REPORTS TO CERTIFICATEHOLDERS

     The trustee may, at its option, make the information described in the prospectus under "Description of the Securities--Reports to Securityholders" available to certificateholders on the trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its corporate trust office.

     Any monthly statement prepared by the trustee is based on information provided by the master servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer and will be permitted to conclusively rely on any information provided to it by the master servicer. The report to certificateholders may include additional or other information of a similar nature to that specified in the prospectus.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information set forth in the tables under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

     - the mortgage pool consists of 38 Mortgage Loans with the following characteristics:

                                                          TOTAL
                               REMAIN-                 EXPENSE FEE
                              ING TERM     INITIAL     RATE AFTER    INITIAL  SUBSEQUENT                         MONTHS TO
   PRINCIPAL       CURRENT       TO         TOTAL        INITIAL    PERIODIC   PERIODIC                MAXIMUM    INITIAL
    BALANCE       MORTGAGE    MATURITY   EXPENSE FEE   ADJUSTMENT     RATE       RATE        GROSS    MORTGAGE  ADJUSTMENT
      ($)         RATE (%)    (MONTHS)    RATE (%)      DATE (%)     CAP (%)    CAP (%)   MARGIN (%)  RATE (%)     DATE
--------------  ------------  --------  ------------  ------------  --------  ----------  ----------  --------  ----------
15,543,378.41   6.1708977966     359    0.2834762160  0.4084762160    4.346      2.000       2.282     11.389       59
1,979,215.63    6.1828849808     359    0.2590000000  0.3840000000    2.365      2.000       2.629     11.385       59
3,097,334.84    6.5049191864     359    0.3730116437  0.4980116437    4.454      2.000       2.400     11.687       59
158,749.14      6.2500000000     359    0.2590000000  0.3840000000    5.000      2.000       2.250     11.250       59
678,684.00      6.6706574783     360    0.2590000000  0.3840000000    4.387      2.000       2.250     11.875       60
223,000.00      6.0000000000     360    0.2590000000  0.3840000000    2.000      2.000       2.750     12.000       60
400,703.52      6.7866296757     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.787       60
194,306,179.08  6.4395004670     360    0.2740752795  0.3990752795    4.792      2.000       2.272     11.509       60
110,764.00      5.3750000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     10.375       60
148,800.00      7.6250000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     12.625       60
29,931,442.29   6.3398237704     360    0.2762369910  0.4012369910    5.000      2.000       2.274     11.340       60
412,000.00      6.8228155340     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.823       60
406,117.83      5.8268752630     359    0.2590000000  0.3840000000    5.000      2.000       2.250     10.827       59
118,320.00      6.5000000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.500       60
13,144,669.19   6.6759198744     359    0.2650389500  0.3900389500    5.000      2.000       2.258     11.676       59
87,000.00       6.3750000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.375       60
159,120.00      5.7500000000     358    0.2590000000  0.3840000000    5.000      2.000       2.250     10.750       58
16,784,104.50   6.6919826810     359    0.3080941491  0.4330941491    4.979      2.000       2.311     11.699       59
15,176,269.00   6.3051696451     360    0.2714738169  0.3964738169    4.469      2.000       2.267     11.482       60
2,113,735.00    6.5050526674     360    0.2986407307  0.4236407307    5.000      2.000       2.301     11.505       60
722,000.00      6.2491689751     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.249       60
559,613.00      6.6808662862     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.681       60
11,842,191.41   6.8400359674     360    0.2971552944  0.4221552944    5.000      2.000       2.295     11.840       84
291,750.00      7.3582262211     360    0.2590000000  0.3840000000    5.000      2.000       2.750     12.358       84
1,817,500.00    6.2697386520     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.270       84
1,044,892.00    6.7694316733     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.769       84
711,420.00      6.4646868235     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.465       84
81,229,446.00   6.7008778581     360    0.2717369134  0.3967369134    5.000      2.000       2.268     11.701       84
348,400.00      6.7831515499     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.783       84
224,000.00      5.8750000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     10.875       84
237,600.00      6.8750000000     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.875       84
28,905,633.00   6.6548204333     360    0.2650415906  0.3900415906    5.000      2.000       2.257     11.655       84
5,426,680.00    6.7159405014     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.716       84
3,930,263.00    6.9791237571     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.979       84
11,860,191.00   6.3978997577     360    0.2671765968  0.3921765968    5.000      2.000       2.262     11.398       84
2,649,800.00    6.6418880670     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.642       84


                            REMAINING
                            INTEREST-
   PRINCIPAL      RESET       ONLY
    BALANCE     FREQUENCY    PERIOD     MORTGAGE
      ($)        (MONTHS)   (MONTHS)     INDEX
--------------  ---------  ----------  ---------
15,543,378.41       12       N/A       LIBOR_1YR
1,979,215.63        12       N/A       CMT_1YR
3,097,334.84        12       N/A       LIBOR_1YR
158,749.14          12       N/A       LIBOR_1YR
678,684.00          12       N/A       LIBOR_1YR
223,000.00          12       N/A       CMT_1YR
400,703.52          12       N/A       LIBOR_1YR
194,306,179.08      12        60       LIBOR_1YR
110,764.00          12        60       LIBOR_1YR
148,800.00          12        60       LIBOR_1YR
29,931,442.29       12        60       LIBOR_1YR
412,000.00          12        60       LIBOR_1YR
406,117.83          12        59       LIBOR_1YR
118,320.00          12        60       LIBOR_1YR
13,144,669.19       12        59       LIBOR_1YR
87,000.00           12        60       LIBOR_1YR
159,120.00          12        58       LIBOR_1YR
16,784,104.50       12        59       LIBOR_1YR
15,176,269.00       12       120       LIBOR_1YR
2,113,735.00        12       120       LIBOR_1YR
722,000.00          12       120       LIBOR_1YR
559,613.00          12       120       LIBOR_1YR
11,842,191.41       12       N/A       LIBOR_1YR
291,750.00          12       N/A       CMT_1YR
1,817,500.00        12       N/A       LIBOR_1YR
1,044,892.00        12       N/A       LIBOR_1YR
711,420.00          12       N/A       LIBOR_1YR
81,229,446.00       12        84       LIBOR_1YR
348,400.00          12        84       LIBOR_1YR
224,000.00          12        84       LIBOR_1YR
237,600.00          12        84       LIBOR_1YR
28,905,633.00       12        84       LIBOR_1YR
5,426,680.00        12        84       LIBOR_1YR
3,930,263.00        12        84       LIBOR_1YR
11,860,191.00       12       120       LIBOR_1YR
2,649,800.00        12       120       LIBOR_1YR

                                                          TOTAL
                               REMAIN-                 EXPENSE FEE
                              ING TERM     INITIAL     RATE AFTER    INITIAL  SUBSEQUENT                         MONTHS TO
   PRINCIPAL       CURRENT       TO         TOTAL        INITIAL    PERIODIC   PERIODIC                MAXIMUM    INITIAL
    BALANCE       MORTGAGE    MATURITY   EXPENSE FEE   ADJUSTMENT     RATE       RATE        GROSS    MORTGAGE  ADJUSTMENT
      ($)         RATE (%)    (MONTHS)    RATE (%)      DATE (%)     CAP (%)    CAP (%)   MARGIN (%)  RATE (%)     DATE
--------------  ------------  --------  ------------  ------------  --------  ----------  ----------  --------  ----------
751,200.00      6.9800319489     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.980       84
435,200.00      6.6675091912     360    0.2590000000  0.3840000000    5.000      2.000       2.250     11.668       84


                            REMAINING
                            INTEREST-
   PRINCIPAL      RESET       ONLY
    BALANCE     FREQUENCY    PERIOD     MORTGAGE
      ($)        (MONTHS)   (MONTHS)     INDEX
--------------  ---------  ----------  ---------
751,200.00          12       120       LIBOR_1YR
435,200.00          12       120       LIBOR_1YR

     - the Mortgage Loans prepay at the specified constant percentages of CPR,

     - no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

     - for each Mortgage Loan, the Minimum Mortgage Rate shall equal the Gross Margin for that Mortgage Loan,

     - scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     - there are no Interest Carry Forward Amounts and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each Prepayment Period, commencing with the Prepayment Period beginning in the calendar month of the closing date,

     - the scheduled monthly payment for each Mortgage Loan, except for the interest-only mortgage loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest-only period, as indicated in the table above,

     - any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

     - the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under "Summary -- Description of the Certificates" in this prospectus supplement,

     - the level of One-Month LIBOR remains constant at 4.970% per annum and the levels of the One-Year LIBOR Index and the One-Year CMT Index remain constant at 5.350% and 4.893%, respectively

     - the Pass-Through Margins on the LIBOR Certificates remain constant at the rates applicable on or prior to the applicable Optional Termination Date and the Pass-Through Margins on the LIBOR Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

     - distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     - the master servicer does not exercise its option on or after the Optional Termination Date,

     - the Class A-1 Swap Contract terminates on the Class A-1 Swap Contract Termination Date,

     -    the closing date of the sale of the certificates is April 28, 2006,

     -    no seller is required to repurchase or substitute for any Mortgage
          Loan,

     - the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans--Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

     - the Class C and Class P Certificates do not have initial Class Certificate Balances,

     - the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     - scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

     The master servicer will have the right to purchase all remaining Mortgage Loans and mortgage property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY") in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date (the "OPTIONAL TERMINATION DATE"). The master servicer is an affiliate of the sellers and the depositor.

     In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

     - 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

     - the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity.

     Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

     In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the master servicer as agent of the trustee will sell all of the assets of the issuing entity to the master servicer for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under "-- Distributions" and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

     The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

EVENTS OF DEFAULT; REMEDIES

     In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee, but not the certificateholders, may terminate the master servicer and the Trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act, with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR, THE SELLERS AND THE NIM INSURER

     The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller and any NIM Insurer.

THE TRUSTEE

     The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any affiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the trustee may designate from time to time.

     The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

     - for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

     - with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

     - for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

     - for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

     The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

     The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

     - the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

     - the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     - a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

     If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each Rating Agency.

     Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

VOTING RIGHTS

     As of any date of determination, each class of certificates will be allocated voting rights (collectively, the "VOTING RIGHTS") in proportion to their respective outstanding Class Certificate Balances.

     Voting Rights will be allocated among the Certificates of each class in accordance with their respective percentage interests.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequence --Taxation of the REMIC and Its Holders," "--Taxation of Holders of Residual Interests -- Restrictions on Ownership and Transfer of Residual Interests," and "-- Tax Treatment of Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

     The trustee will be initially designated as "tax matters person" under the pooling and servicing agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As the tax matters person, the trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the trustee will be responsible for making a REMIC election with respect to each REMIC created under the pooling and servicing agreement and for preparing and filing tax returns with respect to each REMIC.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

     An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

     After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the pooling and servicing agreement and will have a number of rights under the pooling and servicing agreement, which will include the following:

     - the right to consent to the master servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

     - the right to direct the trustee to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the pooling and servicing agreement;

     - the right to approve or reject the appointment of any successor servicer other than the trustee, if the master servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

     - the right to consent to any amendment to the pooling and servicing agreement; and

     - each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

     You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the master servicer. Except for certain of the Mortgage Loans, each of which has a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these interest-only loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as these interest-only loans approach the end of their interest-only periods, they may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on the

Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the Mortgage Rates are subject to adjustment after varying lengths of initial fixed rate periods, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the related Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the applicable Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the classes of LIBOR Certificates. The Mortgage Rate applicable to all of the Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rates on the certificates. In addition, the Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination although certain Mortgage Rates may begin adjusting earlier than expected due to the length of time that has passed since origination. See "The Mortgage Pool" in this prospectus supplement.

     Any proceeds from the Certificate Swap Contract that will be payable by the Swap Counterparty to the Certificate Swap Account are intended to provide amounts to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the LIBOR Certificates and to restore or maintain overcollateralization. However, any such Net Swap Payment payable by the Swap Counterparty will be based on the applicable Swap Contract Notional Balance, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Certificate Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the LIBOR Certificates and to restore or maintain overcollateralization for those Certificates. See "Description of the Certificates -- The Swap Contracts" above.

     In addition, for so long as One-Month LIBOR is less than 5.2625%, the issuing entity, under the Certificate Swap contract, will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the LIBOR Certificates. Further, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of either of the Class A-1 Swap Contract of the Certificate Swap Contract will reduce amounts available for distribution to holders of the LIBOR Certificates. As of April 28, 2006, One-Month LIBOR is 4.97%.

     The rate of prepayment may limit the Pass-Through Rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current weighted average Adjusted Net Mortgage Rate may reduce the Net Rate Cap on the related classes of offered certificates thereby limiting the related Pass-Through Rates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates.

     We cannot predict the level of prepayments that will be experienced by the issuing entity. See "Yield, Maturity and Prepayment Considerations" in the prospectus.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield, Maturity and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the decrement tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balance of the classes of offered certificates (other than the Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                             CLASS A-1 AND CLASS A-2               CLASS M-1
                                PERCENTAGE OF CPR              PERCENTAGE OF CPR
                          ----------------------------   ----------------------------
DISTRIBUTION DATE          0%    15%   25%   35%   50%    0%    15%   25%   35%   50%
-----------------         ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent........    100   100   100   100   100    100   100   100   100   100
April 2007.............    100    84    73    63    57    100   100   100   100   100
April 2008.............    100    70    53    39    32    100   100   100   100   100
April 2009.............    100    59    38    23    17    100   100   100   100   100
April 2010.............    100    49    30    17    12    100   100    63    36    26
April 2011.............     99    41    22    11     7    100    88    47    23    15
April 2012.............     98    35    16     7     4    100    74    35    15     4
April 2013.............     97    29    12     4     2    100    63    26     6     0
April 2014.............     96    25     9     3     1    100    52    19     0     0
April 2015.............     94    21     7     2     0    100    44    14     0     0
April 2016.............     92    17     5     1     0    100    36    10     0     0
April 2017.............     90    14     4     0     0    100    30     0     0     0
April 2018.............     88    12     2     0     0    100    25     0     0     0
April 2019.............     85    10     2     0     0    100    21     0     0     0
April 2020.............     82     8     1     0     0    100    17     0     0     0
April 2021.............     79     7     1     0     0    100    14     0     0     0
April 2022.............     76     5     0     0     0    100    12     0     0     0
April 2023.............     73     4     0     0     0    100     5     0     0     0
April 2024.............     69     4     0     0     0    100     0     0     0     0
April 2025.............     65     3     0     0     0    100     0     0     0     0
April 2026.............     61     2     0     0     0    100     0     0     0     0
April 2027.............     56     2     0     0     0    100     0     0     0     0
April 2028.............     51     1     0     0     0    100     0     0     0     0
April 2029.............     46     1     0     0     0     98     0     0     0     0
April 2030.............     41     0     0     0     0     87     0     0     0     0
April 2031.............     35     0     0     0     0     75     0     0     0     0
April 2032.............     29     0     0     0     0     62     0     0     0     0
April 2033.............     23     0     0     0     0     48     0     0     0     0
April 2034.............     16     0     0     0     0     33     0     0     0     0
April 2035.............      8     0     0     0     0     17     0     0     0     0
April 2036.............      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**...   21.0   5.5   3.3   2.2   1.8   26.7   9.4   5.6   4.2   3.9

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                    CLASS M-2                      CLASS M-3
                                PERCENTAGE OF CPR              PERCENTAGE OF CPR
                          ----------------------------   ----------------------------
DISTRIBUTION DATE          0%    15%   25%   35%   50%    0%    15%   25%   35%   50%
-----------------         ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent........    100   100   100   100   100    100   100   100   100   100
April 2007.............    100   100   100   100   100    100   100   100   100   100
April 2008.............    100   100   100   100   100    100   100   100   100   100
April 2009.............    100   100   100   100   100    100   100   100   100   100
April 2010.............    100   100    63    36    26    100   100    63    36    26
April 2011.............    100    88    47    23    15    100    88    47    23    15
April 2012.............    100    74    35    15     0    100    74    35    15     0
April 2013.............    100    63    26     0     0    100    63    26     0     0
April 2014.............    100    52    19     0     0    100    52    19     0     0
April 2015.............    100    44    14     0     0    100    44    14     0     0
April 2016.............    100    36     2     0     0    100    36     0     0     0
April 2017.............    100    30     0     0     0    100    30     0     0     0
April 2018.............    100    25     0     0     0    100    25     0     0     0
April 2019.............    100    21     0     0     0    100    21     0     0     0
April 2020.............    100    17     0     0     0    100    17     0     0     0
April 2021.............    100    14     0     0     0    100    13     0     0     0
April 2022.............    100    10     0     0     0    100     0     0     0     0
April 2023.............    100     0     0     0     0    100     0     0     0     0
April 2024.............    100     0     0     0     0    100     0     0     0     0
April 2025.............    100     0     0     0     0    100     0     0     0     0
April 2026.............    100     0     0     0     0    100     0     0     0     0
April 2027.............    100     0     0     0     0    100     0     0     0     0
April 2028.............    100     0     0     0     0    100     0     0     0     0
April 2029.............     98     0     0     0     0     98     0     0     0     0
April 2030.............     87     0     0     0     0     87     0     0     0     0
April 2031.............     75     0     0     0     0     75     0     0     0     0
April 2032.............     62     0     0     0     0     62     0     0     0     0
April 2033.............     48     0     0     0     0     48     0     0     0     0
April 2034.............     33     0     0     0     0     33     0     0     0     0
April 2035.............     17     0     0     0     0     17     0     0     0     0
April 2036.............      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**..    26.7   9.3   5.5   4.1   3.8   26.7   9.2   5.5   4.1   3.7

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                        CLASS M-4                 CLASS M-5
                                    PERCENTAGE OF CPR         PERCENTAGE OF CPR
                                ------------------------  ------------------------
DISTRIBUTION DATE                0%   15%  25%  35%  50%   0%   15%  25%  35%  50%
-----------------               ----  ---  ---  ---  ---  ----  ---  ---  ---  ---
Initial Percent ..............   100  100  100  100  100  100   100  100  100  100
April 2007 ...................   100  100  100  100  100  100   100  100  100  100
April 2008 ...................   100  100  100  100  100  100   100  100  100  100
April 2009 ...................   100  100  100  100  100  100   100  100  100  100
April 2010 ...................   100  100   63   36   26  100   100   63   36   26
April 2011 ...................   100   88   47   23   12  100    88   47   23    0
April 2012 ...................   100   74   35    6    0  100    74   35    0    0
April 2013 ...................   100   63   26    0    0  100    63   26    0    0
April 2014 ...................   100   52   19    0    0  100    52   19    0    0
April 2015 ...................   100   44    0    0    0  100    44    0    0    0
April 2016 ...................   100   36    0    0    0  100    36    0    0    0
April 2017 ...................   100   30    0    0    0  100    30    0    0    0
April 2018 ...................   100   25    0    0    0  100    25    0    0    0
April 2019 ...................   100   21    0    0    0  100    21    0    0    0
April 2020 ...................   100   17    0    0    0  100    12    0    0    0
April 2021 ...................   100    0    0    0    0  100     0    0    0    0
April 2022 ...................   100    0    0    0    0  100     0    0    0    0
April 2023 ...................   100    0    0    0    0  100     0    0    0    0
April 2024 ...................   100    0    0    0    0  100     0    0    0    0
April 2025 ...................   100    0    0    0    0  100     0    0    0    0
April 2026 ...................   100    0    0    0    0  100     0    0    0    0
April 2027 ...................   100    0    0    0    0  100     0    0    0    0
April 2028 ...................   100    0    0    0    0  100     0    0    0    0
April 2029 ...................    98    0    0    0    0   98     0    0    0    0
April 2030 ...................    87    0    0    0    0   87     0    0    0    0
April 2031 ...................    75    0    0    0    0   75     0    0    0    0
April 2032 ...................    62    0    0    0    0   62     0    0    0    0
April 2033 ...................    48    0    0    0    0   48     0    0    0    0
April 2034 ...................    33    0    0    0    0   33     0    0    0    0
April 2035 ...................    17    0    0    0    0   12     0    0    0    0
April 2036 ...................     0    0    0    0    0    0     0    0    0    0
Weighted Average
   Life (in years)** .........  26.7  9.1  5.4  4.0  3.7  26.7  9.0  5.3  4.0  3.7

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                        CLASS M-6                 CLASS M-7
                                    PERCENTAGE OF CPR         PERCENTAGE OF CPR
                                ------------------------  ------------------------
DISTRIBUTION DATE                0%   15%  25%  35%  50%   0%   15%  25%  35%  50%
-----------------               ----  ---  ---  ---  ---  ----  ---  ---  ---  ---
Initial Percent ..............   100  100  100  100  100  100   100  100  100  100
April 2007 ...................   100  100  100  100  100  100   100  100  100  100
April 2008 ...................   100  100  100  100  100  100   100  100  100  100
April 2009 ...................   100  100  100  100  100  100   100  100  100  100
April 2010 ...................   100  100   63   36   26  100   100   63   36   26
April 2011 ...................   100   88   47   23    0  100    88   47   19    0
April 2012 ...................   100   74   35    0    0  100    74   35    0    0
April 2013 ...................   100   63   26    0    0  100    63   26    0    0
April 2014 ...................   100   52   11    0    0  100    52    0    0    0
April 2015 ...................   100   44    0    0    0  100    44    0    0    0
April 2016 ...................   100   36    0    0    0  100    36    0    0    0
April 2017 ...................   100   30    0    0    0  100    30    0    0    0
April 2018 ...................   100   25    0    0    0  100    25    0    0    0
April 2019 ...................   100   21    0    0    0  100     3    0    0    0
April 2020 ...................   100    0    0    0    0  100     0    0    0    0
April 2021 ...................   100    0    0    0    0  100     0    0    0    0
April 2022 ...................   100    0    0    0    0  100     0    0    0    0
April 2023 ...................   100    0    0    0    0  100     0    0    0    0
April 2024 ...................   100    0    0    0    0  100     0    0    0    0
April 2025 ...................   100    0    0    0    0  100     0    0    0    0
April 2026 ...................   100    0    0    0    0  100     0    0    0    0
April 2027 ...................   100    0    0    0    0  100     0    0    0    0
April 2028 ...................   100    0    0    0    0  100     0    0    0    0
April 2029 ...................    98    0    0    0    0   98     0    0    0    0
April 2030 ...................    87    0    0    0    0   87     0    0    0    0
April 2031 ...................    75    0    0    0    0   75     0    0    0    0
April 2032 ...................    62    0    0    0    0   62     0    0    0    0
April 2033 ...................    48    0    0    0    0   48     0    0    0    0
April 2034 ...................    33    0    0    0    0   33     0    0    0    0
April 2035 ...................     0    0    0    0    0    0     0    0    0    0
April 2036 ...................     0    0    0    0    0    0     0    0    0    0
Weighted Average
   Life (in years)** .........  26.6  8.9  5.3  3.9  3.6  26.6  8.7  5.2  3.8  3.5

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                        CLASS M-8                 CLASS M-9
                                    PERCENTAGE OF CPR         PERCENTAGE OF CPR
                                ------------------------  ------------------------
DISTRIBUTION DATE                0%   15%  25%  35%  50%   0%   15%  25%  35%  50%
-----------------               ----  ---  ---  ---  ---  ----  ---  ---  ---  ---
Initial Percent ..............   100  100  100  100  100  100   100  100  100  100
April 2007 ...................   100  100  100  100  100  100   100  100  100  100
April 2008 ...................   100  100  100  100  100  100   100  100  100  100
April 2009 ...................   100  100  100  100  100  100   100  100  100  100
April 2010 ...................   100  100   63   36   12  100   100   63   35    0
April 2011 ...................   100   88   47    0    0  100    88   47    0    0
April 2012 ...................   100   74   35    0    0  100    74   32    0    0
April 2013 ...................   100   63   13    0    0  100    63    0    0    0
April 2014 ...................   100   52    0    0    0  100    52    0    0    0
April 2015 ...................   100   44    0    0    0  100    44    0    0    0
April 2016 ...................   100   36    0    0    0  100    36    0    0    0
April 2017 ...................   100   30    0    0    0  100     9    0    0    0
April 2018 ...................   100    8    0    0    0  100     0    0    0    0
April 2019 ...................   100    0    0    0    0  100     0    0    0    0
April 2020 ...................   100    0    0    0    0  100     0    0    0    0
April 2021 ...................   100    0    0    0    0  100     0    0    0    0
April 2022 ...................   100    0    0    0    0  100     0    0    0    0
April 2023 ...................   100    0    0    0    0  100     0    0    0    0
April 2024 ...................   100    0    0    0    0  100     0    0    0    0
April 2025 ...................   100    0    0    0    0  100     0    0    0    0
April 2026 ...................   100    0    0    0    0  100     0    0    0    0
April 2027 ...................   100    0    0    0    0  100     0    0    0    0
April 2028 ...................   100    0    0    0    0  100     0    0    0    0
April 2029 ...................    98    0    0    0    0   98     0    0    0    0
April 2030 ...................    87    0    0    0    0   87     0    0    0    0
April 2031 ...................    75    0    0    0    0   75     0    0    0    0
April 2032 ...................    62    0    0    0    0   62     0    0    0    0
April 2033 ...................    48    0    0    0    0   48     0    0    0    0
April 2034 ...................    33    0    0    0    0   24     0    0    0    0
April 2035 ...................     0    0    0    0    0    0     0    0    0    0
April 2036 ...................     0    0    0    0    0    0     0    0    0    0
Weighted Average
   Life (in years)** .........  26.5  8.5  5.0  3.7  3.4  26.4  8.2  4.8  3.6  3.3

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                 CLASS M-10 PERCENTAGE OF CPR   CLASS M-11 PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 0%    15%   25%   35%   50%    0%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100   100   100   100   100
April 2007 ...................    100   100   100   100   100    100   100   100   100   100
April 2008 ...................    100   100   100   100   100    100   100   100   100   100
April 2009 ...................    100   100   100   100   100    100   100   100   100   100
April 2010 ...................    100   100    63     0     0    100   100    17     0     0
April 2011 ...................    100    88    32     0     0    100    74     0     0     0
April 2012 ...................    100    74     0     0     0    100    42     0     0     0
April 2013 ...................    100    63     0     0     0    100    16     0     0     0
April 2014 ...................    100    47     0     0     0    100     0     0     0     0
April 2015 ...................    100    22     0     0     0    100     0     0     0     0
April 2016 ...................    100     2     0     0     0    100     0     0     0     0
April 2017 ...................    100     0     0     0     0    100     0     0     0     0
April 2018 ...................    100     0     0     0     0    100     0     0     0     0
April 2019 ...................    100     0     0     0     0    100     0     0     0     0
April 2020 ...................    100     0     0     0     0    100     0     0     0     0
April 2021 ...................    100     0     0     0     0    100     0     0     0     0
April 2022 ...................    100     0     0     0     0    100     0     0     0     0
April 2023 ...................    100     0     0     0     0    100     0     0     0     0
April 2024 ...................    100     0     0     0     0    100     0     0     0     0
April 2025 ...................    100     0     0     0     0    100     0     0     0     0
April 2026 ...................    100     0     0     0     0    100     0     0     0     0
April 2027 ...................    100     0     0     0     0    100     0     0     0     0
April 2028 ...................    100     0     0     0     0    100     0     0     0     0
April 2029 ...................     98     0     0     0     0     95     0     0     0     0
April 2030 ...................     87     0     0     0     0     70     0     0     0     0
April 2031 ...................     75     0     0     0     0     44     0     0     0     0
April 2032 ...................     62     0     0     0     0     15     0     0     0     0
April 2033 ...................     35     0     0     0     0      0     0     0     0     0
April 2034 ...................      0     0     0     0     0      0     0     0     0     0
April 2035 ...................      0     0     0     0     0      0     0     0     0     0
April 2036 ...................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** .........   26.1   7.5   4.4   3.3   3.1   24.8   5.8   3.5   3.1   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in June 2036 (the "LAST SCHEDULED DISTRIBUTION DATE," which is the Distribution Date occurring in the month following the month in which the latest stated maturity of any related mortgage loan occurs. Since the rate of distributions in reduction of the Class Certificate Balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield, Maturity and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

     We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $446,585,982, plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds from the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                LEGAL PROCEEDINGS

     There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("TAX COUNSEL")on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

     For federal income tax purposes, the issuing entity (exclusive of assets in the Carryover Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC in this tiered structure (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. The supplemental interest trust, the Class A-1 Swap Account, the Certificate Swap Account, the Class A-1 Swap Contract and the Certificate Swap Contract will not constitute any part of any REMIC created under the pooling and servicing agreement.

     All classes of the Regular Certificates will be treated as representing interests in REMIC Regular Interests and entitlement to receive payments of Net Rate Carryover and the deemed obligation to make payments with respect to the Class A-1 Swap Contract and the Certificate Swap Contract (the entitlement to payments of Net Rate Carryover and any obligation to make payments with respect to the Class A-1 Swap Contract and the Certificate Swap Contract together, the "NET RATE CARRYOVER COMPONENT"). Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest component and the Net Rate Carryover Component.

     For federal income tax purposes, the trustee intends to treat the rights and the obligations of a Regular Certificateholder with respect to Net Rate Carryover and the Class A-1 Swap Contract and Certificate Swap Contract as embodied in a single contract (that is, the Net Rate Carryover Component). The remainder of this discussion assumes such treatment is correct.

     Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests and obligations of the holders of the Regular Certificates with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

     The REMIC Regular Interest components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the Regular Certificates (including income otherwise payable on the REMIC Regular Interest component but used for making payments to the Swap Counterparty) must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The REMIC Regular Interest components may be treated for federal income tax purposes as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     If the holders of any Regular Certificates are treated as acquiring the REMIC Regular Interest components of their Regular Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Premium" in the prospectus.

Disposition of Regular Certificates

     Assuming that the Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a Regular Certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

     (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

     (2) the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

     As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC Regular Interest components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. Prospective investors should consult their tax advisors regarding whether the Regular Certificates will represent qualifying assets under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

NET RATE CARRYOVER

     The following discussions assume that the rights and obligations of the holders of the Regular and Class C Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

     For tax information reporting purposes, the trustee (1) will treat the Net Rate Carryover rights of the Regular Certificates as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the Regular Interest components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates has a greater value. Similarly, the trustee could determine that the Net Rate Carryover Component of one or more classes of Regular Certificates has a greater value. In either case, the REMIC Regular Interest component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" and "-- Premiums" in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Net Rate Carryover Component.

     The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Regular Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of a Regular Certificate.

     Subject to the discussion below under the caption "Alternative Treatment of Termination-Related Payments," any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the periodic payments received exceeds the sum of (i) the amortization of the purchase price of the Net Rate Carryover Component, and (ii) any amount payable on the REMIC Regular Interest component used to cover payments to the Swap Counterparty, such excess will be ordinary income. Conversely, to the extent the sum of (i) the amortization of the purchase price of the Net Rate Carryover Component, and (ii) any amount payable on the REMIC Regular Interest component used to cover payments to the Swap Counterparty, exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. In the case of individuals, these limitations mean that income payable on the REMIC Regular Interest component of a Regular Certificate will be includible in gross income but that the use of such income to make a payment to the Swap Counterparty may not be deductible.

     Alternative Treatment of Termination-Related Payments

     Holders of the Regular Certificates have certain rights and obligations with respect to payments that may be made or received if either of the Class A-1 Swap Contract or Certificate Swap Contract terminates ("TERMINATION PAYMENTS"). Because the termination of either of the Class A-1 Swap Contract or the Certificate Swap Contract does not necessarily mean the termination of the rights and obligations of the holders of the Regular Certificates, however, the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

Dispositions of Net Rate Carryover

     Upon the sale, exchange, or other disposition of a Regular Certificate, the holders of the Regular Certificates must allocate the amount realized between the Regular Interest component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should be capital gain or loss.

Tax Treatment For Certain Purposes

     The Net Rate Carryover components of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and income on the Net Rate Carryover components of the Regular Certificates will not represent "interest on obligations secured by mortgages on real property on or interest in real property" under Section 856(c)(3)(B) of the Code.

     BECAUSE OF THE NET RATE CARRYOVER COMPONENT OF A REGULAR CERTIFICATE (AND IN PARTICULAR, THE DEEMED OBLIGATION TO MAKE PAYMENTS WITH RESPECT TO THE CLASS A-1 SWAP CONTRACT AND CERTIFICATE SWAP CONTRACT), HOLDERS OF THE REGULAR CERTIFICATES ARE ENCOURAGED TO CONSULT WITH THEIR TAX ADVISORS BEFORE RESECURITIZING THEIR REGULAR CERTIFICATES IN A REMIC.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     PURCHASERS OF A RESIDUAL CERTIFICATE (THAT IS, ONE OF THE CLASS A-R CERTIFICATES) ARE ENCOURAGED TO CONSIDER CAREFULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN RESIDUAL CERTIFICATES DISCUSSED IN THE PROSPECTUS AND CONSULT THEIR TAX ADVISORS WITH RESPECT TO THOSE CONSEQUENCES. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interests -- Excess Inclusions" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequence --Taxation of the REMIC and Its Holders," "--Taxation of Holders of Residual Interests -- Restrictions on Ownership and Transfer of Residual Interests," and "-- Tax Treatment of Foreign Investors," "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interests -- Mark to Market Rules," "-- Excess Inclusions" and "-- Treatment of Inducement Fees" and "-- Foreign Investors" in the prospectus.

     Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC-- Prohibited Transactions and Contributions Tax" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" in the issuing entity and, in the case of the LIBOR Certificates, in the swap contracts held in the supplemental interest trust, for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     Except as provided below with respect to the supplemental interest trust, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     Neither the Class A-1 Swap Contract nor the Certificate Swap Contract meets all of the requirements for an "eligible swap" under the Exemption and neither has been included in the issuing entity. Consequently an interest in the Class A-1 Swap Contract or the Certificate Swap Contract is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a LIBOR Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Class A-1 Swap Contract or Certificate Swap Contract, and (ii) the right to receive payments from proceeds of the Certificate Swap Contract and, in the case of the Class A-1 Certificates, the Class A-1 Swap Contract. A Plan's purchase and holding of a LIBOR Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

     Accordingly, no Plan or other person using plan assets may acquire or hold any interest in a LIBOR Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

     Each beneficial owner of a LIBOR Certificate or any interest in a LIBOR Certificate, by its acceptance and holding of such certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such LIBOR Certificate, or (ii) its acquisition and holding of such LIBOR Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

     - A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     - A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

     - AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity and, in the case of the LIBOR Certificates, the supplemental interest trust represented by an interest in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Deutsche Bank Securities Inc. ("DEUTSCHE BANK or the "UNDERWRITER"), the depositor has agreed to sell the offered certificates to the underwriter, and Deutsche Bank has agreed to purchase from the depositor the offered certificates (the "UNDERWRITTEN CERTIFICATES").

     Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that each class of offered certificates set forth below be assigned the ratings designated below by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P", and together with Moody's, the "RATING AGENCIES "):

        MOODY'S     S&P
CLASS    RATING   RATING
-----   -------   ------
A-1        Aaa      AAA
A-2        Aaa      AAA
A-R        Aaa      AAA
M-1        Aa1      AAA
M-2        Aa1      AA+
M-3        Aa2      AA
M-4        Aa3      AA-
M-5        A1       AA-
M-6        A2       A+
M-7        A3       A+
M-8       Baa1       A
M-9       Baa2       A
M-10      Baa3     BBB-
M-11       N/R     BBB-

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by S&P to the Class A-1 Certificates do not address any payments made to the Class A-1 Certificates pursuant to the Class A-1 Swap Contract.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by Moody's to the Class A-1 Certificates do not address any payments made to the Class A-1 Certificates pursuant to the Class A-1 Swap Contract.

     The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The Depositor has not requested a rating of the offered certificates by any Rating Agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other Rating Agency will rate the offered certificates or, if it does, what rating would be assigned by the other Rating Agency. The ratings assigned by the other Rating Agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

                             INDEX OF DEFINED TERMS

2001 Act...........................................................        S-106
2003 Act...........................................................        S-106
5/1 Mortgage Loan..................................................         S-29
7/1 Mortgage Loan..................................................         S-29
Accrual Period.....................................................         S-71
Adjusted Net Mortgage Rate.........................................         S-71
Adjustment Date....................................................         S-29
Alternative Documentation Program..................................         S-50
Carryover Reserve Fund.............................................         S-84
CEDE...............................................................         S-62
Certificate Account................................................         S-62
Certificate Swap Account...........................................         S-64
Certificate Swap Contract..........................................         S-77
Certificate Swap Contract Notional Balance.........................         S-79
Certificate Swap Contract Termination Date.........................         S-78
Class A-1 Swap Account.............................................         S-64
Class A-1 Swap Adjustment Rate.....................................         S-71
Class A-1 Swap Contract............................................         S-77
Class A-1 Swap Contract Termination Date...........................         S-78
Class Certificate Balance..........................................         S-61
CLUES Plus Documentation Program...................................         S-50
Code...............................................................         S-47
Compensating Interest..............................................         S-58
Countrywide Financial..............................................         S-55
Countrywide Home Loans.............................................         S-27
CPR................................................................         S-89
Cumulative Loss Trigger Event......................................         S-75
Current Interest...................................................         S-71
cut-off date.......................................................         S-28
Cut-off Date Pool Principal Balance................................         S-28
debt-to-income.....................................................         S-49
deleted mortgage loan..............................................         S-47
Delinquency Trigger Event..........................................         S-75
Determination Date.................................................         S-58
Deutsche Bank......................................................        S-108
Deutsche Bank, AG..................................................         S-77
Distribution Account...............................................         S-64
Distribution Date..................................................         S-68
Due Date...........................................................         S-28
ERISA.............................................................         S-106
Excess Cashflow....................................................         S-76
excess interest....................................................         S-20
Excess Proceeds....................................................         S-67
Exchange Act.......................................................         S-82
Exemption..........................................................        S-107
Expanded Underwriting Guidelines...................................         S-50
Expense Fee Rate...................................................         S-57
Extra Principal Distribution Amount................................         S-74
FICO Credit Scores.................................................         S-49
Full Documentation Program.........................................         S-50
Gross Margin.......................................................         S-29
Initial Periodic Rate Cap..........................................         S-29
Initial Target Subordination Percentage............................         S-73
Interest Carry Forward Amount......................................         S-71
Interest Determination Date........................................         S-83
Interest Funds.....................................................         S-71
Interest Remittance Amount.........................................         S-68
Interest-Only Loans................................................         S-28
Investor-Based Exemptions..........................................        S-108
ISDA Master Agreement..............................................         S-77
issuing entity.....................................................         S-59
Last Scheduled Distribution Date...................................        S-102
LIBOR Business Day.................................................         S-84
LIBOR Certificates.................................................         S-60
Loan-to-Value Ratio................................................         S-30
Master REMIC.......................................................        S-102
Master Servicing Fee...............................................         S-57
Maximum Mortgage Rate..............................................         S-29
Minimum Mortgage Rate..............................................         S-29
Moody's............................................................   S-5, S-109
Mortgage Index.....................................................         S-29
Mortgage Loans.....................................................         S-27
Mortgage Rate......................................................         S-29
Net Rate Cap.......................................................         S-71
Net Rate Carryover.................................................         S-71
Net Rate Carryover Component......................................         S-103
Net Swap Payment...................................................         S-80
NIM Insurer........................................................         S-92
NIM Insurer Default................................................         S-26
No Income/No Asset Documentation Program...........................         S-50
OC Floor...........................................................         S-74
offered certificates...............................................         S-60
OID................................................................        S-103
One-Month LIBOR....................................................         S-83
One-Year CMT Index.................................................         S-29
One-Year LIBOR Index...............................................         S-29
Optional Termination Date..........................................         S-89
overcollateralization..............................................         S-20
Overcollateralization Deficiency Amount............................         S-74
Overcollateralization Target Amount................................         S-74
Overcollateralized Amount..........................................         S-74
Pass-Through Margin................................................         S-70
Pass-Through Rate..................................................         S-70
Plan...............................................................        S-106
Pool Principal Balance.............................................         S-73
pooling and servicing agreement....................................         S-27
Preferred Processing Program.......................................         S-49
Prepayment Interest Excess.........................................         S-69
Prepayment Period..................................................         S-73
Principal Distribution Amount......................................         S-73
Principal Remittance Amount........................................         S-68
PTCE...............................................................        S-107
Rating Agencies....................................................        S-109
Realized Loss......................................................         S-76
Record Date........................................................         S-68
Reduced Documentation Program......................................         S-50

Reference Bank Rate................................................         S-83
Reference Banks....................................................         S-84
Regular Certificates...............................................        S-102
Regulation AB......................................................         S-83
REO Property.......................................................         S-89
replacement mortgage loan..........................................         S-47
Residual Certificates..............................................        S-102
Rolling Sixty-Day Delinquency Rate.................................         S-76
S&P................................................................   S-5, S-109
seller.............................................................         S-27
sellers............................................................         S-27
senior certificates................................................         S-60
Senior Enhancement Percentage......................................         S-75
Senior Principal Distribution Target Amount........................         S-73
Servicing Advances.................................................         S-63
significance estimate..............................................         S-83
significance percentage............................................         S-83
Sixty-Day Delinquency Rate.........................................         S-76
Standard Underwriting Guidelines...................................         S-50
Stated Income/Stated Asset Documentation Program...................         S-50
Stated Principal Balance...........................................         S-72
Stepdown Date......................................................         S-74
Stepdown Target Subordination Percentage...........................         S-73
Streamlined Documentation Program..................................         S-50
subordinated certificates..........................................         S-60
Subordinated Class Principal Distribution Target Amount............         S-73
Subsequent Periodic Rate Cap.......................................         S-29
Subsequent Recoveries..............................................         S-76
Substitution Adjustment Amount.....................................         S-48
supplemental interest trust........................................         S-64
supplemental interest trustee......................................         S-64
swap contract......................................................         S-77
swap contracts.....................................................         S-77
Swap Counterparty..................................................         S-77
Swap Counterparty Rating Downgrade.................................         S-82
Swap Counterparty Trigger Event....................................         S-83
Swap Termination Payment...........................................         S-83
Tax Counsel........................................................        S-102
Termination Payments...............................................        S-105
Trigger Event......................................................         S-75
trust..............................................................         S-59
trust fund.........................................................         S-59
Trustee Fee........................................................         S-66
Trustee Fee Rate...................................................         S-67
underlying REMIC Regular Interests.................................        S-102
underwriter........................................................        S-108
Underwritten Certificates..........................................        S-108
Unpaid Realized Loss Amount........................................         S-75
Voting Interests...................................................         S-92
Weighted Average Adjusted Net Mortgage Rate........................         S-71

                        ALTERNATIVE LOAN TRUST 2006-HY11
                                 ISSUING ENTITY
                                   CWALT, INC.
                                    DEPOSITOR

                          (COUNTRYWIDE HOME LOANS LOGO)
                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                                  $445,727,100
                                  (APPROXIMATE)
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY11

                                -----------------
                              PROSPECTUS SUPPLEMENT

                                -----------------

                            DEUTSCHE BANK SECURITIES

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2006-HY11 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-HY11 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-HY11 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                                 April 27, 2006